UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)

of the Securities Exchange Act of 1934

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UNDER ARMOUR, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNDER ARMOUR, INC.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 5, 2009

Notice is hereby given that the Annual Meeting of Stockholders of Under Armour, Inc. will be held on Tuesday, May 5, 2009, at 9:30 a.m., Eastern Time, at the ESPN Zone, 601 East Pratt Street, Baltimore, Maryland, for the following purposes:

1. To elect eight directors nominated by the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2. To approve the Amended and Restated 2005 Omnibus Long-Term Incentive Plan; and

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009.

We will also transact any other business that may properly come before the meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the nominees to the Board of Directors, “FOR” the approval of the Amended and Restated 2005 Omnibus Long-Term Incentive Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Only stockholders of record at the close of business on February 20, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In accordance with our charter, for 10 days prior to the Annual Meeting, a list of those stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Secretary, Under Armour, Inc., 1020 Hull Street, Baltimore, Maryland. This list also will be available at the Annual Meeting.

All stockholders are invited to attend the Annual Meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed Proxy Card. If you are a stockholder of record as of February 20, 2009, you will be admitted to the meeting if you present a form of photo identification. If you own stock beneficially through a bank, broker or otherwise, you will be admitted to the meeting if you present a form of photo identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Whether or not you intend to be present in person at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope.

By Order of the Board of Directors

Kevin A. Plank
Chief Executive Officer and Chairman of the Board of Directors

Baltimore, Maryland

March 20, 2009

UNDER ARMOUR, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May  5, 2009

GENERAL INFORMATION

This Proxy Statement is being provided to solicit proxies on behalf of the Board of Directors of Under Armour, Inc. for use at the Annual Meeting of Stockholders to be held on Tuesday, May 5, 2009, at 9:30 a.m., Eastern Time, at the ESPN Zone, 601 East Pratt Street, Baltimore, Maryland, and at any adjournment or postponement thereof. We expect to first send or give this Proxy Statement, together with our 2008 Annual Report, to stockholders on approximately March 26, 2009.

Our principal offices are located at 1020 Hull Street, Baltimore, Maryland 21230.

In this Proxy Statement, we refer to Under Armour, Inc. as Under Armour, we or us or the company.

Who May Vote

Only holders of record of our Class A Common Stock, which we refer to as Class A Stock, and holders of record of our Class B Common Stock, which we refer to as Class B Stock, at the close of business on February 20, 2009, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 36,939,726 shares of Class A Stock and 12,500,000 shares of Class B Stock were issued and outstanding. Each share of Class A Stock is entitled to one vote at the Annual Meeting and each share of Class B Stock is entitled to ten votes at the Annual Meeting. Holders of Class A Stock and holders of Class B Stock will vote together as a single class on all matters that come before the Annual Meeting. Stockholders are not allowed to cumulate their votes in the election of the directors.

What Constitutes a Quorum

Stockholders may not take action at a meeting unless there is a quorum present at the meeting. Stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

The election of each director requires a plurality of the votes cast at the Annual Meeting. The approval of the Amended and Restated 2005 Omnibus Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting (provided that at least 50% of the shares entitled to vote are voted). The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Voting Process

Shares that are properly voted at the Annual Meeting or for which Proxy Cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of the eight nominees to the Board of Directors named herein, “FOR” the approval of the Amended and Restated 2005 Omnibus Long-Term Incentive Plan and “FOR” the ratification of the appointment of our independent registered public accounting firm. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying Proxy Card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the stockholder of your shares on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares.

To vote, please mark, date and sign the Proxy Card and return it in the postage pre-paid envelope provided. To vote in accordance with the Board of Directors’ recommendations, simply sign and date the Proxy Card and return it in the postage pre-paid envelope provided.

Pursuant to rules of the Securities and Exchange Commission, or SEC, we are making our proxy materials available to beneficial owners of our stock electronically over the Internet rather than mailing the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our 2008 Annual Report, on the website referred to in the notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the notice. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The SEC rules require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on May 5, 2009

Our Proxy Statement and 2008 Annual Report to Stockholders are available at

http://investor.underarmour.com/annuals.cfm

Attendance and Voting at the Annual Meeting

If you are the record holder of your shares, you may attend the Annual Meeting and vote in person. You will be required to present a form of photo identification for admission to the Annual Meeting. If you own your stock in street name, you may attend the Annual Meeting in person provided that you present a form of photo identification and proof of ownership, such as a recent brokerage statement or a letter from a bank or broker. If you own your stock in street name and wish to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy. Directions to be able to attend the Annual Meeting are available at http://investor.underarmour.com/annuals.cfm.

Revocation

If you are the record holder of your shares, you may revoke or cancel a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of Under Armour a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting. Your personal attendance at the meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Abstentions and Broker Non-Votes

Shares held by stockholders present at the Annual Meeting in person who do not vote on a matter and ballots marked “abstain” or “withheld” on a matter will be counted as present at the meeting for quorum purposes, but will not be considered votes cast on the matter. If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with New York Stock Exchange rules that govern the banks and brokers. These circumstances include “routine matters,” such as the election of directors and ratification of the appointment of our independent registered public accounting firm described in this Proxy Statement. With respect to these matters, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted. “Broker non-votes” (which are shares represented by proxies, received from a broker or nominee, indicating that the broker or nominee has not voted the shares on a matter with respect to which the broker or nominee does not have discretionary voting power) will be treated the same as abstentions, or present at the Annual Meeting, but not voted.

Abstentions and broker non-votes will not have an effect on the result of the vote on the election of directors and ratification of the appointment of our independent registered public accounting firm. The Amended and Restated 2005 Omnibus Long-Term Incentive Plan will be approved if a majority of the votes cast at the Annual Meeting votes in favor of this plan, but only if at least 50% of the shares entitled to vote are voted. Because abstentions and broker non-votes are counted as present but not voted, they could have a negative effect on the outcome of this vote if they result in less than 50% of the shares entitled to vote being voted.

Householding

The SEC permits us to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. This process, referred to as householding, reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common shares, you may have already received a householding notice from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household and begin receiving multiple copies.

Solicitation of Proxies

We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail. Our transfer agent, American Stock Transfer and Trust Company, will assist in the solicitation of proxies. The transfer agent does not charge a separate fee for this service. We will reimburse the transfer agent for any expenses related to proxy solicitation. Stockholders are requested to return their proxies without delay.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information known to us regarding the beneficial ownership of our Class A Stock by:

•	each director;

•	our Chief Executive Officer and the other executive officers named in the 2008 Summary Compensation Table;

•	all of our directors and executive officers as a group; and

•	by each person, or group of affiliated persons, known to us to beneficially own more than 5% of any class of our outstanding shares of common stock.

Except as otherwise set forth in the footnotes below, the address of each beneficial owner is c/o Under Armour, Inc., 1020 Hull Street, Baltimore, Maryland 21230, and to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned. Unless otherwise noted, the information is stated as of February 20, 2009. No shares in this table held by our directors or executive officers are pledged as security.

Beneficial Owner	Shares Owned	Restricted Shares Owned (1)	Options Exercisable within 60 Days	Beneficially Owned Shares	Percentage of Outstanding (2)	Percentage of Voting Shares (3)
Kevin A. Plank (4)	12,500,100			12,500,100	25.3%	77.2%
Byron K. Adams, Jr. (5)	3,000		3,762	6,762	*	*
Douglas E. Coltharp (5)	43,500		3,762	47,262	*	*
Anthony W. Deering (5)	10,100			10,100	*	*
A.B. Krongard (5)	17,285		3,762	21,047	*	*
William R. McDermott (5)	15,285		3,762	19,047	*	*
Harvey L. Sanders (5)	53,500		3,762	57,262	*	*
Thomas J. Sippel (5) (6)	40,500		3,762	44,262	*	*
Brad Dickerson (7)	1,943	3,000	17,800	22,743	*	*
Wayne A. Marino (8)	151,533		247,214	398,747	*	*
David W. McCreight (9)		138,265		138,265	*	*
Peter P. Mahrer (10)	4,625		3,000	7,625	*	*
Suzanne J. Karkus	5,503	34,981		40,484	*	*
J. Scott Plank (11)	2,521,842			2,521,842	5.1%	1.6%
All Executive Officers and Directors as a Group (12)	16,177,862	234,524	534,993	16,947,379	33.9%	79.7%
5% Stockholders
Baron Capital Group, Inc. (13)	4,683,339			4,683,339	9.5%	2.9%

*	Less than 1% of the shares.
(1)	Holders of restricted shares have sole voting power and, until the restrictions on the shares lapse, no investment power.
(2)	The percentage of outstanding figure takes into account the 12,500,000 shares of outstanding Class B Stock held, directly or indirectly, by Kevin A. Plank. These shares of Class B Stock may be converted under certain circumstances, including at the option of Mr. Plank, into shares of Class A Stock. If the shares of Class B Stock are not counted, the percentage of outstanding Class A Stock owned is as follows: Kevin A. Plank, less than 1%, J. Scott Plank, 6.8%, all executive officers and directors as a group, 11.9%, and Baron Capital Group, Inc., 12.7%.
(3)	Each share of Class A Stock has one vote and each share of Class B Stock has ten votes. The percentage of voting shares reflects the combined effects of both Class A Stock and Class B Stock.

(4)	Includes 100 shares of Class A Stock and 11,801,025 shares of Class B Stock beneficially owned by Mr. Plank individually and 698,975 shares of Class B Stock held by two limited liability companies controlled by Mr. Plank. Mr. Plank has appointed Thomas J. Sippel as the manager of the limited liability companies. The manager has voting control over the shares held by the companies and shares investment control with Mr. Plank over the shares held by the companies. Because the 12,500,000 shares of Class B Stock beneficially owned by Mr. Plank are convertible into shares of Class A Stock on a one-for-one basis under certain circumstances, including at the option of Mr. Plank, he is also deemed to be the beneficial owner of 12,500,000 shares of Class A Stock into which the Class B Stock may be converted.
(5)	Does not include stock options for 2,141 shares for each non-management director (with the exception of Mr. Deering) exercisable more than 60 days from the Record Date. Does not include stock options for 1,708 shares for Mr. Deering exercisable more than 60 days from the Record Date. Does not include deferred stock units, or DSUs, or restricted stock units, or RSUs, held by the non-management directors. The RSUs for each non-management director (with the exception of Mr. Deering) vest in full on the date of the 2009 Annual Meeting of Stockholders. For Mr. Deering the RSUs for 569.56 shares vest on the date of the 2009 Annual Meeting of Stockholders, and for 2,966.48 shares vest in three equal annual installments beginning on September 1, 2009. The RSUs will be converted to DSUs on a one for one basis upon vesting. The receipt of shares otherwise deliverable upon vesting of the RSUs will be converted into DSUs. The DSUs will be settled in shares of our Class A Stock on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability. As of the Record Date, the non-management directors held the following amounts of DSUs and RSUs:

Name	DSUs	RSUs
Byron K. Adams	2,603.80	713.67
Douglas E. Coltharp	2,603.80	713.67
Anthony W. Deering	296.52	3,536.04
A.B. Krongard	3,278.54	713.67
William R. McDermott	2,941.17	713.67
Harvey L. Sanders	3,109.88	713.67
Thomas J. Sippel	2,603.80	713.67

(6)	Does not include 698,975 shares of Class B Stock held by two limited liability companies controlled by Kevin A. Plank for which Mr. Sippel serves as manager. These shares are included in Mr. Plank’s beneficial ownership (see Note 4 above).
(7)	Does not include stock options for 11,200 shares exercisable more than 60 days from the Record Date.
(8)	Does not include stock options for 16,000 shares exercisable more than 60 days from the Record Date.
(9)	Does not include stock options with performance based vesting for 185,816 shares exercisable more than 60 days from the Record Date.
(10)	Does not include restricted stock units for 25,483 shares and stock options for 12,000 shares exercisable more than 60 days from the Record Date.
(11)	Includes 2,015,496 shares of Class A Stock held by J. Scott Plank individually and 506,346 shares of Class A Stock held by JSDM Family LLC. J. Scott Plank is the managing member of JSDM Family LLC and has sole voting and investment power over the shares held by JSDM Family LLC.
(12)	Includes shares shown as beneficially owned by the directors and executive officers as a group (21 persons). Does not include stock options for 449,270 shares exercisable more than 60 days from the Record Date.
(13)	According to their report on Schedule 13G, as of December 31, 2008, Baron Capital Group, Inc., or Baron, and certain affiliates of Baron, were deemed to beneficially own in the aggregate 4,683,339 shares of our Class A Stock held for Baron investment advisory accounts and by the Baron Growth Fund. According to the Schedule 13G, the reporting persons had shared power to vote 3,966,954 shares and no power to vote 716,385 shares and shared power to dispose of 4,683,339 shares. The principal business address of Baron is 767 Fifth Avenue, New York, New York 10153.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election at the Annual Meeting

There are eight nominees for election to the Board of Directors at the Annual Meeting. Each nominee currently serves as a director. Biographical information for each nominee for director is set forth below. Eight directors will be elected at the 2009 Annual Meeting to hold office until their successors are elected and qualified. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

Kevin A. Plank, Chief Executive Officer and Chairman of the Board of Under Armour, Inc., age 36, is the founder of Under Armour and has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception in 1996. Mr. Plank served as our President from 1996 until July 2008. Mr. Plank also is a member of the Board of Trustees of the University of Maryland College Park Foundation. Mr. Plank’s brother is J. Scott Plank, our Senior Vice President of Retail.

Byron K. Adams, Jr., Managing Director, Rosewood Capital, LLC, age 54, has been a director of Under Armour since September 2003. Since 1985, Mr. Adams has been a managing director of Rosewood Capital, LLC, a private equity firm that, through its affiliates, was one of our significant investors from 2003 until 2006.

Douglas E. Coltharp, Partner, Arlington Capital Advisors and Arlington Investment Partners, age 47, has been a director of Under Armour since December 2004. Since May 2007, Mr. Coltharp has been a partner at Arlington Capital Advisors and Arlington Investment Partners, a Birmingham, Alabama based financial advisory and private equity business. Prior thereto, Mr. Coltharp served as Executive Vice President and Chief Financial Officer of Saks Incorporated and its predecessor organization from 1996 to May 2007. Mr. Coltharp serves on the board of Ares Capital Corp., and as chairman of its audit committee and a member of its nominating committee.

Anthony W. Deering, former Chief Executive Officer and Chairman, The Rouse Company, age 64, has been a director of Under Armour since August 2008. Mr. Deering is Chairman of Exeter Capital, LLC, a private investment firm. Prior thereto, Mr. Deering served as Chairman of the Board and Chief Executive Officer of The Rouse Company, a large public national real estate company, from 1997 to 2004, until it merged with General Growth Properties. With The Rouse Company since 1972, Mr. Deering previously served as Vice President and Treasurer, Senior Vice President and Chief Financial Officer and President and Chief Operating Officer. Mr. Deering serves on the Board of Directors of Vornado Realty Trust, and is a member of its audit committee. Mr. Deering also serves on the Boards of the T. Rowe Price Mutual Funds and is a member of the Deutsche Bank Americas Regional Client Advisory Board.

A.B. Krongard, former Chief Executive Officer and Chairman, Alex.Brown, Incorporated, age 72, has been a director of Under Armour since July 2005 and Lead Director since May 2006. Mr. Krongard served as Executive Director of the Central Intelligence Agency from 2001 to 2004 and as counselor to the Director of the Central Intelligence Agency from 2000 to 2001. Mr. Krongard previously served in various capacities at Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the Board. Upon the merger of Alex.Brown with Bankers Trust Corporation in September 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency in 2001. Mr. Krongard serves as the non-executive Chairman of the Board of Directors of PHH Corp., and is the chairman of its executive and corporate governance committees and is a member of its compensation committee. Mr. Krongard is also serving on the board of the law firm DLA Piper and Iridium Holdings, LLC, a global satellite communications company.

William R. McDermott, President of Global Field Operations and Executive Board Member, SAP AG, age 47, has been a director of Under Armour since August 2005. Since July 2008, Mr. McDermott has been the President of Global Field Operations and Executive Board Member of SAP AG, overseeing the company’s strategic business activities around the globe. Prior thereto, he served as Chief Executive Officer of SAP Americas & Asia Pacific Japan. SAP is a business software company that provides collaborative business solutions to companies of all sizes. Prior to joining SAP in 2002, Mr. McDermott served as Executive Vice President of Worldwide Sales Operations at Siebel Systems from 2001 to 2002, and President of Gartner, Inc. from 2000 to 2001. Mr. McDermott rose through the ranks at Xerox from 1983 to 2000. In his last leadership position at Xerox, Mr. McDermott served as a division President and Corporate Officer from 1997 to 2000. Mr. McDermott is currently serving on the Board of Directors of PAETEC Holding Corp., a provider of integrated communications services, and the Board of Directors of ANSYS, Inc., a provider of engineering and simulation software and technologies, and as a member of its compensation committee.

Harvey L. Sanders, former Chief Executive Officer and Chairman, Nautica Enterprises, age 59, has been a director of Under Armour since November 2004. Prior to the acquisition of Nautica Enterprises, Inc. by VF Corporation in September 2003, Mr. Sanders was Chairman of the Board of Directors of Nautica Enterprises, Inc. since 1993 and served as its President and Chief Executive Officer from 1977 to 2003. Mr. Sanders currently serves as a member of the Board of Directors for a privately owned company, Inkstop, Inc., the Boomer Esiason Foundation for Cystic Fibrosis and the Starlight Starbright Foundation and as a member of the Board of Trustees of the University of Maryland College Park Foundation and chairman of its executive committee.

Thomas J. Sippel, Partner, Gill Sippel and Gallagher, age 62, has been a director of Under Armour since July 2001. Mr. Sippel is a partner of the law firm Gill, Sippel & Gallagher, where he has worked since 1975, specializing in corporate law, company formation and representation of businesses.

The Board of Directors recommends that you vote “FOR” the election of each nominee for director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors

Our Board of Directors has eight members. Seven directors are non-management directors, with six directors, or seventy-five percent of our Board, being independent directors. In August 2008, the Board of Directors appointed Anthony W. Deering as an additional independent director on our Board.

Mr. Krongard serves as Lead Director to act as a liaison between the non-management directors and Under Armour’s management, to chair executive sessions of the non-management directors of the Board and perform other functions as directed by the Board.

If stockholders or other interested parties wish to communicate with non-management directors, they should write to Under Armour, Inc., Attention: Corporate Secretary, 1020 Hull Street, Baltimore, Maryland 21230. Further information concerning contacting our Board is available through our investor relations website at www.uabiz.com, under “Investor Relations-Governance.”

Directors are encouraged to attend annual meetings of stockholders, but we have no specific policy requiring attendance by directors at such meetings. Six of the then current seven directors attended our 2008 Annual Meeting of Stockholders.

Availability of Corporate Governance Information

For additional information on our corporate governance, including Board committee charters, our corporate governance guidelines and our code of business conduct and ethics, visit our investor relations website at www.uabiz.com, under “Investor Relations-Governance.” Each of these documents is also available in print, free of charge, to any stockholder who requests it by writing to Under Armour, Inc., Attention: Investor Relations, 1020 Hull Street, Baltimore, Maryland 21230.

Independence of Directors

The Board has determined that the following six directors are independent under the corporate governance listing standards of the New York Stock Exchange, or NYSE: Byron K. Adams, Jr., Douglas E. Coltharp, Anthony W. Deering, A.B. Krongard, William R. McDermott and Harvey L. Sanders. The Board considered the following relationships when determining the independence of directors.

Byron K. Adams is a managing director of Rosewood Capital, LLC, a private equity firm. Beginning August 2006, Kevin Plank committed $1,000,000 to a private equity fund managed by Rosewood Capital. Kevin Plank’s investment represents less than 1% of the total investments in the fund. Rosewood Capital receives an annual advisory fee equal to 2-1/2% of the investments in the fund. Mr. Adams has indicated that he does not believe this transaction has any effect on his independence.

William R. McDermott is the President of Global Field Operations and Executive Board Member of SAP AG. In 2005, the company entered into a standard industry agreement with SAP to license the SAP Apparel and Footwear Solution as our new enterprise resource system software. In 2008, we paid approximately $3.2 million to SAP in connection with the licensing of this software and related support services. SAP’s 2008 worldwide revenues were over €11.6 billion. Mr. McDermott has indicated that he believes the relationship is clearly immaterial for SAP and has no effect on his independence. The Board has considered this relationship in the past and determined that it was not a material relationship. The Board considered the fact that SAP is the world’s largest business application software company, the agreement between SAP and the company is a standard industry agreement and the payments are immaterial for SAP.

Board Meetings and Committees

Our Board meets regularly throughout the year. During 2008, there were seven meetings of the Board. In 2008, all directors attended at least 75% of the aggregate meetings of the Board and the committees of which they were members.

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The table below provides current membership and meeting information for 2008 for each of the committees.

Name	Audit Committee	Compensation Committee	Corporate Governance Committee
Byron K. Adams, Jr.	X	X
Douglas E. Coltharp	X		X
Anthony W. Deering	X	X
A.B. Krongard	*X
William R. McDermott		X	*X
Harvey L. Sanders		*X	X
Total Meetings in 2008	9	6	4

*	Committee Chair

The functions performed by these committees are summarized below, and are set forth in more detail in their charters. The complete text of the charters for each committee can be found on our website at www.uabiz.com, under “Investor Relations-Governance.”

The Board has determined that each member of these committees is independent under NYSE listing standards. The Board also has determined that each member of the Audit Committee is independent under NYSE listing standards and SEC rules.

Audit Committee

Mr. Krongard serves as the chairman of the Audit Committee. This committee assists the Board of Directors with oversight of matters relating to accounting, internal control, auditing, financial reporting and legal and regulatory compliance. The committee oversees the audit and other services provided by our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, who reports directly to the committee. The committee also oversees the internal audit function for Under Armour and is responsible for the appointment of the Director of Internal Audit, who reports directly to the committee. The Audit Committee Report for 2008 is included in this Proxy Statement under “Audit Committee Report.”

The Board has determined that each of Mr. Krongard, Mr. Deering and Mr. Coltharp is an “audit committee financial expert” under SEC rules. As indicated above, the Board has also determined that all committee members are independent under NYSE listing standards and SEC rules.

Compensation Committee

Mr. Sanders serves as the chairman of the Compensation Committee. This committee approves the compensation of our Chief Executive Officer, or CEO, and our other executive officers, administers our executive benefit plans, including the granting of stock options, restricted stock and other awards under our equity incentive plans, and advises the Board on director compensation. Pursuant to its charter, the committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the committee. However, the committee has not delegated any such responsibilities.

Our CEO, President or Chief Operating Officer evaluates the performance of our other executive officers and makes recommendations to the Compensation Committee concerning their compensation. The committee considers these evaluations and recommendations, and its evaluation of the CEO in determining the compensation of our CEO and our other executive officers. Additional information concerning the processes and procedures for the consideration and determination of executive officer compensation is included in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee Report for 2008 is included under the “Compensation Committee Report” section of this Proxy Statement.

In 2006, at the request of the Compensation Committee chairman, management engaged the compensation consulting firm Frederic W. Cook & Co., or Frederic Cook, to assist in developing a compensation program for non-management directors. A description of this compensation arrangement is included under the “Compensation of Directors” section of this Proxy Statement. In 2008, the Compensation Committee reviewed our director compensation. At the request of the committee chairman, management researched director compensation practices of competitor companies and reviewed the data with the committee. The committee chairman then asked Frederic Cook to review this data and the competitiveness of our director compensation program. The committee did not recommend any changes to director compensation as a result of this review, but may consider changes in the future. See the “Compensation of Directors” section of this Proxy Statement for further discussion of director compensation.

Corporate Governance Committee

Mr. McDermott serves as the chairman of the Corporate Governance Committee. This committee identifies individuals qualified to become members of our Board of Directors, recommends candidates for election or reelection to our Board, oversees the evaluation of our Board, and advises our Board regarding committee composition structure and other corporate governance matters.

Identifying and Evaluating Director Candidates

The Corporate Governance Committee recommends to the Board candidates to fill vacancies or for election or reelection to the Board. The Board then appoints new Board members to fill vacancies or nominates candidates each year for election or reelection by stockholders. The committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees other than as set forth in the committee’s charter.

The Corporate Governance Committee’s charter requires the committee to establish criteria for selecting new directors, which reflects at a minimum a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board, including its size and structure, and principles of diversity. The committee also considers the statutory requirements applicable to the composition of the Board and its committees, including NYSE independence requirements.

Mr. Deering was elected to the Board in August of 2008. Mr. Krongard, our independent Lead Director, recommended Mr. Deering for election to the Board.

The Board is considering adding at least one new member to the Board. The Corporate Governance Committee has authorized the chairman of the committee, in consultation with the CEO and Chairman of the Board and other members of management, to develop criteria for selecting new director candidates and to consider and recruit new candidates. The chairman of the committee will report periodically to the full committee. Candidates selected through this process will be considered by the full committee for possible recommendation to the Board. The committee may use the services of a third party search firm to assist it in identifying and screening candidates.

The Corporate Governance Committee will consider persons recommended by stockholders for nomination for election as directors. Stockholders wishing to submit recommendations must provide the following information in writing to the attention of the Secretary of Under Armour by certified or registered mail:

•	as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of our stock which are beneficially owned by the person; and

•	the person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected.

•	as to the stockholder recommending a director candidate:

•

the name and address, as they appear on our stock transfer books, of the stockholder and of the beneficial owners (if any) of the stock registered in the stockholder’s name and the name and address of other stockholders known by the stockholder to be supporting the nominees; and

•

the class and number of shares of our stock beneficially owned (i) by the stockholder and the beneficial owners (if any) and (ii) by any other stockholders known by the stockholder to be supporting such nominees.

To be considered by the Corporate Governance Committee for the 2010 Annual Meeting of Stockholders, nominations for director candidates must be received at the principal office of Under Armour within the time period set forth below under the section “Stockholder Proposals.”

Compensation of Directors

Retainers and Meeting Fees

The current compensation arrangement for non-management directors is as follows:

Annual Retainer for each Director	$20,000
Each Board or Committee meeting attended	$1,000 if attended in person
$500 if attended by telephone
Annual Retainer for Committee Chairs
Audit Committee	$10,000
Compensation Committee	$7,500
Corporate Governance Committee	$5,000

The cash retainers are payable in quarterly installments and directors have the option to defer the cash retainers into deferred stock units pursuant to the 2006 Non-Employee Directors Deferred Stock Unit Plan. Deferred stock units will be settled in shares of our Class A Stock on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability.

Equity Awards

Under the current compensation arrangement, non-management directors receive the following equity awards:

•	An award of restricted stock units valued (on the grant date) at $100,000 upon initial election to the Board, with the units vesting in three equal annual installments;

•

An annual award of restricted stock units valued (on the grant date) at $25,000 following each Annual Meeting of Stockholders, with the units vesting in full at the next year’s Annual Meeting of Stockholders; and

•

An annual stock option grant following each Annual Meeting of Stockholders, with the stock option grant covering a number of shares equal in value to $75,000 on the grant date and with the stock options vesting in full at the next year’s Annual Meeting of Stockholders. For example, on May 6, 2008, each director received stock options for 2,141 shares ($75,000 divided by $35.03, the closing price of our Class A Stock on the grant date).

The restricted stock units vest earlier than the scheduled vesting term upon the director’s death or disability or upon a change in control of Under Armour. The restricted stock units are forfeited if the director leaves the Board prior to the scheduled vesting term. Upon vesting of the restricted stock units, the shares are deferred into deferred stock units with the shares delivered six months after the director leaves the Board, or sooner upon death or disability.

The exercise price of the stock options is the closing market price of our Class A Stock on the grant date. The stock options have a term of ten years. They vest earlier than the scheduled vesting term upon the director’s death or disability or upon a change in control of Under Armour. They are forfeited if the director leaves the Board prior to vesting.

Lead Director Equity Award

In May 2006, the Compensation Committee and the Board of Directors approved a grant to Mr. Krongard of 2,000 shares of restricted stock for his services as Lead Director. The shares vested on the date of the 2007 Annual Meeting of Stockholders.

The table below sets forth information concerning the compensation of our non-management directors for 2008.

Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Total ($)
Byron K. Adams, Jr.	33,000	25,000	34,450	92,450
Douglas E. Coltharp	35,500	25,000	34,450	94,950
Anthony W. Deering	13,043	22,538	14,393	49,974
A.B. Krongard	42,000	25,000	34,450	101,450
William R. McDermott	37,000	25,000	34,450	96,450
Harvey L. Sanders	41,000	25,000	34,450	100,450
Thomas J. Sippel	25,500	25,000	34,450	84,950

(1)	All of the non-management directors deferred their cash retainers into deferred stock units pursuant to the 2006 Non-Employee Directors Deferred Stock Unit Plan as described above. The table below sets forth the amount of cash deferred and the number of deferred stock units received.

Name	2008 Cash Deferred ($)	Deferred Stock Units
Byron K. Adams, Jr.	20,000	688.33
Douglas E. Coltharp	20,000	688.33
Anthony W. Deering	8,043	296.52
A.B. Krongard	30,000	1,032.50
William R. McDermott	25,000	860.42
Harvey L. Sanders	27,500	946.46
Thomas J. Sippel	20,000	688.33

(2)	The amount in this column reflects the expense recognized in our 2008 financial statements related to stock awards granted in 2008 and in prior years in accordance with Statement of Financial Accounting Standards No. 123R, or FAS 123R. The grant date fair value of the restricted stock units granted in May 2008 to each non-management director (with the exception of Mr. Deering) was $25,000. Each of these non-management directors held restricted stock units for 713.67 shares as of December 31, 2008. Mr. Deering was appointed to the Board in August 2008 and received a pro-rated annual restricted stock unit award with a grant date fair value of $18,750 and the restricted stock unit award for new directors with a grant date fair value of $100,000. He held restricted stock units for 3,536.04 shares as of December 31, 2008.

(3)	We have disclosed the assumptions made in the valuation of the stock and option awards in “Stock-Based Compensation” under Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
(4)	The amount in this column reflects the expense recognized in our 2008 financial statements in accordance with FAS 123R related to stock option awards granted in 2008 and in prior years. For 2008, each non-management director (with the exception of Mr. Deering) was granted stock options for 2,141 shares on May 6, 2008, which will vest on the date of our 2009 Annual Meeting of Stockholders and expire on May 5, 2018. These stock options have an exercise price equal to $35.03 and a total grant date fair value under FAS 123R of $33,935. Mr. Deering was granted a pro-rated annual stock option award for 1,708 shares on August 6, 2008, which will also vest on the date of our 2009 Annual Meeting of Stockholders and expire on August 5, 2018. These stock options have an exercise price equal to $32.92 and a total grant date fair value under FAS 123R of $25,910. On December 31, 2008, each non-management director (with the exception of Mr. Deering) also held vested stock options for 3,762 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation policies and decisions regarding the 2008 compensation for our executive officers named in the compensation tables in this Proxy Statement.

Objectives of our compensation program and what our compensation program is designed to reward

The overall objectives of our compensation program for our executive officers are to attract and retain highly qualified executives committed to our brand and our mission, to motivate our executives to build and grow our business profitably, and to align the interests of our executives with the interests of our stockholders. Our compensation program is designed to reward our executives for growth in our net revenues and our operating efficiency (as measured by our income from operations as a percentage of our net revenues), primarily through our annual incentive plan, and for generating positive returns for our stockholders, primarily through our equity awards.

Elements of our compensation

Our compensation consists of:

•	Salary;

•	An annual cash incentive award based on the annual performance of the company and the executive;

•	Equity awards; and

•	Benefits and perquisites, such as supplemental disability insurance.

We do not offer pension or other retirement plans for executives, other than a 401(k) plan that is offered to our employees generally. We have a deferred compensation plan for executives. Compensation deferrals under this plan began in 2008. See “Executive Compensation-Nonqualified Deferred Compensation” for a description of this plan. We also have agreements with executives that provide certain benefits upon termination of employment under various circumstances, and upon a change in control of Under Armour.

Compensation Committee review process

In early 2009, in conjunction with the review of the 2008 bonus plan, 2009 salaries and proposed equity awards for executive officers, the Compensation Committee reviewed tally sheets relating to executive officer compensation that were prepared by management. The tally sheets included:

•	summary compensation information for 2006-2008;

•	the value realized upon exercise of stock options and vesting of restricted stock in 2008;

•	the value realized from stock sales since our initial public offering in November 2005;

•	the value of outstanding stock options, restricted shares and unrestricted shares held at the end of 2008; and

•	a summary of compensation to be paid upon a termination of employment under various circumstances, and upon a change in control of Under Armour.

The Compensation Committee reviewed similar tally sheet data in early 2008 in conjunction with the approval of 2008 salaries and proposed equity awards for executive officers. The Compensation Committee did not engage any compensation consultants in 2008 to assess salary levels or other compensation elements for our executive officers.

Management’s role in determining compensation

As discussed throughout this Compensation Discussion and Analysis section, our management makes recommendations to the Compensation Committee on salaries, annual incentive awards and other types of compensation for executive officers. Our CEO, Kevin Plank, has generally recommended the salaries and annual incentive awards for other executive officers, and our senior Human Resources executive and Mr. Plank have been involved in recommendations on equity compensation. The other members of management that generally attend meetings of the committee and that may be involved from time to time in management’s recommendations on executive compensation include our Chief Operating Officer, our President, our Chief Financial Officer and internal legal counsel. The committee approves salaries and annual incentive awards for executive officers in executive sessions of the committee without management present.

Determining amounts of compensation

Salary

The Compensation Committee approves salaries for our executive officers at levels it deems appropriate based primarily on the executive’s level of responsibility.

In 2008, our CEO Mr. Plank voluntarily reduced his salary from $500,000 to $26,000, which was his approximate salary when he founded our company. As our largest stockholder, he believes he should be compensated for his services based primarily on our company’s performance through our annual incentive plan as discussed below.

The Compensation Committee approved an increase of approximately 18% in Mr. Dickerson’s salary for 2008 upon his promotion in early 2008 from Vice President of Accounting and Finance to Chief Financial Officer and an increase of approximately 17% in Mr. Marino’s salary for 2008 upon his promotion in early 2008 from Chief Financial Officer to Chief Operating Officer. Mr. Marino oversees our operational, financial and administrative functions. The committee believed these salaries were appropriate based on the increased levels of responsibility for these executive officers. Mr. McCreight joined our company as President in July 2008, and Ms. Karkus joined our company as Senior Vice President of Apparel in January 2008. We negotiated salaries with them prior to their joining our company based on their then current salaries and the salaries of other candidates considered for the position and after consultations with the chairman of the Compensation Committee. The committee then approved the salaries. Mr. Plank proposed no salary increases for the named executive officers for 2009 as part of an effort to control expenses and manage our business more conservatively in the current economic environment.

Annual Incentive Award

We have an annual incentive plan for our executive officers. Under the plan, executives are eligible for a cash incentive award based primarily on company performance during the year. For 2008, corporate performance was assessed based on target levels of net revenues for the year and income from operations as a percentage of net revenues for the year. Management viewed net revenues as the basic indicator of our business strength. Income from operations as a percentage of net revenues was used as a metric to ensure that management was operating the business in a profitable manner. If we achieved the minimum net revenues target for the year and the minimum income from operations as a percentage of net revenues target for the year, then executives were eligible for bonuses that varied based on the level of our income from operations (after deducting the impact of the bonuses) as a percentage of net revenues. In addition, for 2008 the Compensation Committee approved an inventory target for our annual incentive plan because of the significance of inventory to our financial condition and our operating efficiency. If we failed to achieve the inventory improvement target, then the bonus amounts for executives would be reduced 40% from the amounts otherwise determined based on the level of our income from operations.

After the end of the year, the Compensation Committee evaluates the performance of Mr. Plank and reviews the assessment done by Mr. Plank and other senior executives of the performance of the other executive officers, and may reduce bonus amounts based on individual performance during the year. Performance reviews are generally based on a qualitative assessment of performance and consider the executive’s performance and the performance of the department or departments for which the executive has responsibility, as well as the contributions the executive and department are making to the overall success of Under Armour.

For 2008, the eligible bonus amount for Mr. Plank ranged from $368,500 to $1,474,000, based on a sliding scale tied to the level of income from operations as a percentage of net revenues, up from a range of $250,000 to $1,000,000 (or 50%-200% of base salary paid during the year) for 2007. As discussed above under “Salary,” Mr. Plank voluntarily reduced his salary from $500,000 in 2007 to $26,000 in 2008. The Compensation Committee believed that Mr. Plank’s continued leadership and superior performance was a critical part of Under Armour’s ongoing strong performance and that the maximum compensation for which he was eligible should not be decreased from 2007 to 2008. As a result, the committee determined that Mr. Plank’s 2008 maximum bonus level should be increased by $474,000, equal to the amount by which he reduced his salary. For 2008, the eligible bonus amount for Mr. McCreight ranged from 33.3% to 100% of base salary paid during the year and for the other executive officers from 25%-75% (unchanged from prior year) of base salary paid during the year, also based on a sliding scale tied to the level of income from operations as a percentage of net revenues. The maximum bonus amounts for all of these executive officers were set at the above levels in order to have a significant percentage of the executive officers’ total compensation tied to corporate performance and the performance of the executive and his or her department. We believe tying a significant percentage of executive officers’ total compensation to corporate, department and individual performance supports our objective to motivate our executives to build and profitably grow our business.

For the 2008 annual incentive award, management proposed and the Compensation Committee approved in early 2008 a minimum net revenues target for 2008 of $775.0 million, with the target representing a significant increase over 2007 net revenues of $606.6 million, and a range of income from operations as a percentage of net revenues targets for 2008 from 13.5% to 14.5%, with the high end of the range representing an improvement in operating efficiency from the 2007 operating income percentage of 14.2%. The Compensation Committee believed that the minimum net revenues target necessary for executives to be eligible for any bonus amount was set high enough to ensure that bonuses would only be paid if we continued to demonstrate strong net revenue growth, and that the range of income from operations as a percentage of net revenues targets was set appropriately to reduce bonuses if management did not operate the business in an efficient and profitable manner. In addition, management proposed and the Compensation Committee approved an inventory improvement target for 2008, with bonuses to be reduced by 40% if the year-over-year growth rate for our inventory, excluding running footwear inventory, at the end of the third and fourth quarters of 2008 was more than 24%.

Under Armour’s net revenues for 2008 increased 19.6% over 2007 to $725.2 million; however this amount was below the minimum net revenues target of $775.0 million that was necessary for executives to be eligible for a bonus under the annual incentive plan. As a result, no executive bonuses were paid under this plan. Under Armour’s income from operations as a percentage of net revenues for 2008 of 10.6% was also below the thresholds in this plan primarily as a result of the shortfall in net revenues. We did achieve the inventory improvement target, with year-over-year inventory growth rates, excluding running footwear inventory, of approximately 8% at the end of the third quarter of 2008 and approximately 1% at the end of the fourth quarter of 2008, well below the target set in the plan. However, due to the structure of the plan, this did not result in any amount being earned under the plan.

Other Bonuses Paid in 2008

In connection with their joining our company, Mr. McCreight and Ms. Karkus negotiated and the Compensation Committee approved signing bonuses and guaranteed bonus amounts for 2008. These bonus amounts are included under “Bonus” in the Summary Compensation Table in this Proxy Statement. Management and the committee believed the bonus amounts negotiated were appropriate based on prior compensation for these executives and the compensation levels of others considered for their positions and were necessary to attract Mr. McCreight to become our President and Ms. Karkus to become our Senior Vice President of Apparel, both critical positions for our company.

Equity Awards

Management and the Compensation Committee believe equity awards are an important component of executive compensation and serve to better align the interests of our executives with those of our stockholders.

The committee approves equity awards under our 2005 Omnibus Long-Term Incentive Plan. Prior to 2005, equity awards were granted under our 2000 Stock Option Plan. The purpose of the long-term incentive plan is to enhance our ability to attract and retain highly qualified executives and other persons and to motivate them to improve our business results and earnings by providing them with equity holdings in Under Armour.

Mr. Plank is the founder of Under Armour and currently owns directly or indirectly 12,500,100 shares of our Class A and Class B Stock. Other executive officers received stock options or restricted stock prior to our 2005 initial public offering, or IPO, in connection with their joining Under Armour or as compensation for their services during this period. Since our IPO, these equity holdings resulted in significant realized gains for our CEO and certain executive officers. Management has considered these gains when developing recommendations for equity awards for executive officers. In February 2008, management recommended to the committee that it grant equity awards to a broad base of our employees generally at the manager level and above. The employees were chosen based primarily on their position and responsibilities with the company and their past performance. The total amount of equity awards to all employees was based on the total compensation expense amount related to equity awards as budgeted by management. The amount of the equity award to each employee, including executive officers, was generally tiered based on the employee’s level within the company. The committee approved equity awards in the form of restricted shares for lower level managers and stock options for more senior managers, including our executive officers. The committee believed that the more senior levels of management should be awarded stock options so that they benefit only with continued strong performance of the company, as reflected in an increase in the company’s stock price, and thus more closely align their interests with the interests of stockholders.

Management did not recommend to the committee that it grant a stock option award for Mr. Plank because of his significant stock holdings as our founder, and the committee agreed with this recommendation. The stock option awards for Mr. Dickerson, Mr. Marino and Mr. Mahrer are included in the “Grants of Plan-Based Awards for 2008” table below. These equity awards vest 20% each year over a five year period as an incentive for the executive to remain with Under Armour and an incentive for future performance.

In connection with their joining our company, Mr. McCreight and Ms. Karkus negotiated and the Compensation Committee approved equity awards for these executives. The amounts were determined based primarily on their positions and responsibilities with our company. Management believes it is important that new executive officers receive substantial equity awards to align their interests with the interests of our stockholders. The equity awards are included in the “Grants of Plan-Based Awards for 2008” table below.

Ms. Karkus received in January 2008 a restricted stock award with a grant date fair value of $2.0 million, with the award vesting 20% each year over a five year period as an incentive for her to remain with Under Armour and an incentive for future performance.

Mr. McCreight received in July 2008 a restricted stock award with a grant date fair value of $4.0 million. The award vests in four installments, with 50% vesting after one year, 25% vesting after two years and 12.5% vesting after three and four years. If Mr. McCreight’s employment is terminated by the company without cause within the first two years, any shares that otherwise will vest within one year of termination of employment will vest upon termination of employment without cause. Mr. McCreight negotiated and the committee approved these vesting terms to provide additional protection for Mr. McCreight based on the significance of his responsibilities as President of our company and his willingness to leave his prior position as President of Lands’ End and forfeit certain equity. He also agreed to not sell, for one additional year, the shares that vest after the first year (other than the sale of shares needed to cover the withholding taxes due upon vesting), in order to further align his compensation with the interests of our stockholders. Mr. McCreight also received in July 2008 a performance-based stock option award with a grant date fair value of $3.0 million. The stock options vest in four equal installments based on the company achieving each of four increasing levels of annual operating income. If a performance level is not achieved, the portion of the award tied to that performance level will be forfeited. Management negotiated and the committee approved these performance conditions to vesting as additional incentive for Mr. McCreight to drive long-term profitability for our company. Management and the Compensation Committee also considered the fact that Mr. McCreight was receiving a significant restricted stock award with 50% vesting after one year and that as a result it would be appropriate to have his stock option award be earned through achievement of certain profitability targets and over a longer term.

In March 2009, management recommended and the Compensation Committee approved stock options to certain executive officers and other members of management, with vesting tied to achievement by the company of a certain combined operating income for 2009 and 2010, and a reduction to operating income targets for Mr. McCreight’s performance-based stock option award to more closely align these targets with the operating income level set for the award to the rest of the management team, with the first target set at a certain combined operating income for 2010 and 2011. The new awards have been granted subject to stockholder approval of the Amended and Restated 2005 Omnibus Long-Term Incentive Plan that provides for an increase in the shares available under this plan (See Proposal 2 included in this Proxy Statement for a description of this plan as amended and restated and the awards granted to our executive officers and others). Management and the committee believe that these performance-based stock options are important to align the interest of our management team with the interest of our company and stockholders, and that this is particularly important in light of the current economic environment. Also, management and the committee believe that the performance targets are set high enough to ensure that the stock options vest only following meaningful operating income growth.

Equity Grant Practices

Since our IPO, stock options have been granted with an exercise price equal to the closing market price of our Class A Stock on the grant date. We have not had any program, plan or practice to select stock option grant dates for executive officers in coordination with the release of material non-public information in order to create value for the executive when the stock price increases over the exercise price for the stock option. During 2008, equity awards were granted to executive officers either on the date they joined our company or at one of our regularly scheduled quarterly Compensation Committee meetings. For the March 2009 equity awards discussed above, management reviewed the proposal with the committee at its regularly scheduled February 2009 committee meeting, and after management finalized the proposal the committee approved the awards at a March 2009 meeting.

Benefits and Perquisites

We have no defined benefit pension plan or any type of supplemental retirement plan for executives. Our Board approved a new deferred compensation plan effective June 2007 to provide senior management, including executive officers, with a way to save on a tax deferred basis for retirement and other needs. Compensation deferrals under this plan began in 2008. The plan allows for company contribution in certain limited cases. See “Executive Compensation-Nonqualified Deferred Compensation” for a description of this plan. We did not make any company contributions to the plan in 2008.

Executive officers are eligible to participate in our broad-based benefit plans available to employees generally, including a 401(k) plan and Employee Stock Purchase Plan.

We pay the premiums for supplemental long-term disability insurance for our executive officers. The standard benefit offered to all employees provides long-term disability insurance equal to 60% of salary; however, the benefit is capped at a maximum benefit of $6,500 per month. The cap results in a lower percentage of salary paid for executive officers under the standard benefit. The supplemental policy brings the total long-term disability insurance benefit for the executive officers closer to the 60% of salary level. For the named executive officers, the supplemental policy provides monthly disability benefits ranging from approximately $5,000 to $15,600, depending on the executive. To avoid reducing the expected benefit to the executive officers, we also provide a tax gross-up to them to cover the income taxes incurred as a result of our paying the premiums on these policies. At Mr. Plank’s request, we do not provide a tax gross-up to him.

For Mr. McCreight and Ms. Karkus, we agreed to provide reimbursement for certain relocation costs in connection with their joining our company in 2008, and for Ms. Karkus we also agreed to provide temporary housing and reimbursement for travel to visit her family on weekends. For Mr. Mahrer, we provide a car allowance, a standard European holiday allowance and housing. To avoid reducing the value of these benefits, we also provided a tax gross-up to cover the income taxes incurred as a result of these benefits.

Change in Control Severance Agreements

We have a change in control severance agreement in place with our executives. The purpose of the agreement is to ensure that we are able to receive and rely upon the executive’s advice as to the best interest of the company and our stockholders in connection with a change in control without concern that the executive might be distracted, or his or her advice might be affected by the personal uncertainties and risks created by a change in control. The agreements generally provide severance only following a change in control and only if the executive’s employment is terminated without cause or the executive leaves for good reason within one year after the change in control. The primary benefit offered under the agreements is severance in an amount equal to one year’s salary and bonus plus a pro-rata bonus for the year in which the employment ends. The executive must agree to not compete against the company for one year in order to receive these benefits. The agreements have a fixed two-year term with no automatic renewal of the term. In late 2007, the Compensation Committee and the Board reviewed the agreements and a summary prepared by our management on change in control severance benefits offered by other public companies in our line of business, and decided that the agreements were reasonable and should be extended for an additional two years through the end of 2009.

Other Severance Agreements

In connection with their joining our company, we agreed to provide severance to Mr. McCreight (payment of salary for twelve months) and Ms. Karkus (payment of salary for six months) in the event we terminate their employment under certain circumstances. See “Potential Payments Upon Termination of Employment or Change in Control” below for a description of these severance benefits. Management and the Compensation Committee believe these severance amounts are reasonable and were necessary to attract Mr. McCreight to become our President and Ms. Karkus to become our Senior Vice President of Apparel, both critical positions for our company.

Deductibility of Executive Compensation

Management and the Compensation Committee consider, as appropriate, the effect of limitations on deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code of compensation in excess of $1,000,000. The limitation applies to such compensation paid in a given year to our chief executive officer and the three other most highly compensated executive officers (excluding the chief financial officer) named in the summary compensation table provided that the executive officer is employed by us as an executive officer as of the end of that year.

We intend for awards paid by us pursuant to our annual incentive plan to qualify as performance-based compensation that will not be subject to the limitations on tax deductibility under Section 162(m). As discussed above, we paid no awards under this plan for 2008. The guaranteed and signing bonus amounts paid to Mr. McCreight and Ms. Karkus in 2008 are not subject to the limitations on tax deductibility because they were not one of the named executive officers from our 2008 Proxy Statement.

The tax deductions related to the exercise of stock options granted by the Compensation Committee in prior years also qualify as performance-based compensation and thus are not subject to these limitations on tax deductibility. We are submitting for stockholder approval the Amended and Restated 2005 Omnibus Long-Term Incentive Plan. See “Approval of the Amended and Restated 2005 Omnibus Long-Term Incentive Plan” below for a description of this plan. Following approval of this plan by stockholders, the tax deductions related to the exercise of stock options granted by the Compensation Committee in the future will also qualify as performance-based compensation and thus not be subject to these limitations on tax deductibility. We incur compensation expense for federal income tax purposes for restricted stock grants in the year when the restricted shares vest. A portion of the expense related to the restricted stock awards granted in 2008 may be subject to these limitations on tax deductibility depending on the value of the stock when it vests and whether the executive is subject to these limitations in the year of vesting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with Under Armour’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

Harvey L. Sanders, Chairman

Byron K. Adams, Jr.

Anthony W. Deering

William R. McDermott

2008 Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued in the applicable years to our Chief Executive Officer, our Chief Financial Officer, our prior Chief Financial Officer who was promoted to Chief Operating Officer in February 2008, and the other three most highly compensated executive officers in 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Kevin A. Plank	2008	26,000	0	0	0	0	4,002	30,002
Chief Executive Officer and Chairman of the Board	2007	500,000	0	346	0	1,000,000	28,310	1,528,656
	2006	500,000	0	378	0	0	22,920	523,298

Brad Dickerson (4)	2008	260,000	0	35,700	65,004	0	13,318	374,022
Chief Financial Officer

Wayne A. Marino (5)	2008	350,000	0	0	101,788	0	10,905	462,693
Chief Operating Officer (former Chief Financial Officer)	2007	300,000	0	346	28,987	225,000	8,023	562,356
	2006	300,000	0	378	28,987	80,000	14,891	424,256

David W. McCreight (6)	2008	267,500	575,000	833,335	0	0	24,582	1,700,417
President

Peter P. Mahrer (7)	2008	404,619	0	300,000	54,601	0	100,574	859,794
President and Managing Director of Under Armour Europe

Suzanne J. Karkus (8)	2008	400,000	178,000	400,005	0	0	115,639	1,093,644
Senior Vice President of Apparel

(1)	Reflects the amounts reported in our financial statements each year in accordance with FAS 123R for stock and option awards. The executives do not have any current value when the exercise price of a stock option is below the market price for our Class A Stock. Some of these options have no current value for the executives as the exercise prices are significantly below the market price of our Class A Stock. However, we still must record an expense for these stock options. The equity grants included in this table are described under “Compensation Discussion and Analysis” above or in the “Grants of Plan-Based Awards for 2008” and “Outstanding Equity Awards at 2008 Fiscal Year-End” tables below. In accordance with FAS 123R, no amount was reported in our 2008 financial statement for Mr. McCreight’s stock option award because vesting is tied to our future corporate performance, and management was unable to predict in 2008 whether the annual operating income targets would be achieved in the future. We have disclosed the assumptions made in the valuation of the stock and option awards in “Stock-Based Compensation” under Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Reflects the amounts earned under our annual incentive plan as discussed under “Compensation Discussion and Analysis” above, including any amounts deferred under our deferred compensation plan as discussed under “Nonqualified Deferred Compensation” below.
(3)	All Other Compensation for 2008 includes the following items:

Name	Insurance Premiums ($)(a)	Matching Contributions Under 401(k) Plan ($)	Other ($)(b)	Tax Reimbursements ($)(c)
Kevin A. Plank	2,954	1,048	0	0
Brad Dickerson	3,709	6,700	0	2,909
Wayne A. Marino	3,627	4,434	0	2,844
David W. McCreight	0	0	24,582	0
Peter P. Mahrer	0	0	74,649	25,925
Suzanne J. Karkus	4,505	669	62,833	47,632

(a)	The insurance premiums are for supplemental disability insurance for the named executive officers. This insurance provides approximately $5,000 to $15,600 per month, depending on the executive, in disability insurance until normal retirement age and supplements the disability insurance offered to employees generally, which provides a maximum of $6,500 per month.
(b)

For Mr. McCreight, the other benefits are $24,582 for relocation costs. For Mr. Mahrer, the other benefits are $17,656 for a car allowance, $28,743 for a standard Dutch holiday allowance of 8% of salary, and $28,250 for housing payments. For Ms. Karkus, the other benefits are $28,316 for temporary housing payments, $28,026 for roundtrip commercial airline flights and related expenses to visit her family during 2008 and $6,491 for relocation costs.

(c)	The tax reimbursements are a gross-up amount to cover taxes on disability insurance premiums and the other benefits reflected in the table (other than the holiday allowance for Mr. Mahrer).
(4)	Mr. Dickerson was promoted to Chief Financial Officer in February 2008. Compensation for 2007 and 2006 is not shown because he was not one of our named executive officers during those years.
(5)	Mr. Marino served as our Chief Financial Officer until he was promoted to Chief Operating Officer in February 2008.
(6)	Mr. McCreight joined our company in July 2008. He received a signing bonus of $385,000, and was guaranteed a bonus for 2008 of $190,000. These amounts are shown in the “Bonus” column.
(7)	Mr. Mahrer’s base salary for 2008 was 275,000 Euros. All amounts under “Salary” and “All Other Compensation” were paid in Euros. These amounts were paid over the course of the year and were converted to U.S. Dollars using the average currency conversion rate for 2008, or 1 Euro equal to approximately 1.471 U.S. Dollars. Mr. Mahrer joined our company in 2007. Compensation for 2007 is not shown because he was not one of our named executive officers during 2007.
(8)	Ms. Karkus joined our company in January 2008. She received a signing bonus of $28,000, and was guaranteed a bonus for 2008 of $150,000. These amounts are shown in the “Bonus” column.

Grants of Plan-Based Awards for 2008

The following table contains information concerning (1) possible payments to the named executive officers under our 2008 annual incentive plan approved by the Compensation Committee in early 2008 (no payments were made under this plan for 2008) and (2) equity awards to the named executive officers in 2008 under our 2005 Omnibus Long-Term Incentive Plan.

Name	Grant Date	Committee Action Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
Kevin A. Plank			368,500	1,474,000	1,474,000	0	0	0

Brad Dickerson			65,000	195,000	195,000	0	0
	2/21/08							10,000	43.65	218,400

Wayne A. Marino			87,500	262,500	262,500	0	0
	2/21/08							20,000	43.65	436,800

David W. McCreight			89,078	267,500	267,500			0
	7/24/08	6/17/08				185,816			28.93	3,000,000
	7/24/08	6/17/08					138,265			4,000,000

Peter P. Mahrer			101,155	303,464	303,464	0	0
	2/21/08							15,000	43.65	327,600

Suzanne J. Karkus			100,000	300,000	300,000	0		0
	1/2/08	11/13/07					43,726			2,000,000

(1)	The equity awards for Mr. McCreight and Ms. Karkus were approved by the Compensation Committee at meetings held prior to their employment start dates, with the grant date for the awards effective as of their start dates. The Committee Action Date is the date of the committee meeting approving the awards.
(2)

As more fully described in “Compensation Discussion and Analysis” above, executives were eligible for a possible cash award for 2008 pursuant to our annual incentive plan based on corporate performance and the performance of the executive and his or her department during the year. The guidelines under the plan provided for possible incentive awards ranging from $368,500 to $1,474,000 for Mr. Plank, from 33.3% to 100% of base salary paid during the year to Mr. McCreight (in connection with his joining our company in July 2008, Mr. McCreight was guaranteed a minimum 2008 bonus of $190,000) and from 25% to 75% of base salary paid during the year for the other named executive officers (in connection with her joining our company in January 2008, Ms. Karkus was guaranteed a minimum 2008 bonus equal to 37.5% of her base salary paid during the year). The “threshold” and “maximum” amounts in the table reflect the low end and high end, respectively, of the possible incentive awards based on corporate performance. The plan did not include a target amount. Pursuant to the SEC’s rules, the “target” amounts in the table include a representative amount for 2008 based on corporate performance for the prior year. Based on our 2007 corporate performance, the named executive officers were eligible (or would have been eligible if they had participated in the plan) for the maximum incentive award. Any incentive award to Mr. Mahrer is paid in Euros. The amounts for possible payout were converted to U.S. dollars using the average currency conversion rate for 2008, or 1 Euro equal to approximately 1.471 U.S. Dollars.

(3)	The stock option award to Mr. McCreight vests in four equal installments based on our company achieving each of four increasing levels of annual operating income. In March 2009, the Compensation Committee reduced the operating income targets for this award to more closely align these targets with the targets for performance-based stock options granted to the rest of the management team. See “Compensation Discussion and Analysis” above. When each of the performance levels is achieved, the portion of the award tied to that performance level will vest 50% upon achievement of the performance and 50% one year later. If a performance level is not achieved, the portion of the award tied to that performance level will be forfeited. Upon a change in control of Under Armour, all of the options vest upon the change in control.
(4)	The restricted stock award to Mr. McCreight vests in four annual installments beginning in August 2009, with 50% after the first year, 25% after the second year and 12.5% after the third and fourth year. If his employment is terminated without cause within the first two years of his employment, any restricted shares that vest within one year of his termination of employment vest upon his termination of employment. For the restricted shares that vest after one year, Mr. McCreight has agreed to not sell the shares (other than as needed to cover the withholding taxes due upon vesting) for one additional year. The restricted stock award to Ms. Karkus vests in five equal annual installments beginning in February 2009. Restricted stock vests sooner upon death or disability or upon a change in control of Under Armour. Dividends, if any, are paid on shares of restricted stock (since we became a public company we have not paid any dividends).
(5)	The stock option award to Mr. Dickerson, Mr. Marino, and Mr. Mahrer vests in five equal annual installments beginning in February 2009. Upon a change in control of Under Armour, any of the options that vest within twelve months following the change in control, vest upon the change in control.
(6)	Represents the full grant date fair value of options and restricted stock awards granted in 2008 computed in accordance with FAS 123R.

Employment Agreements

We have no employment agreements with any of our named executive officers.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table contains information concerning unexercised stock options and restricted shares and restricted share units that have not vested for the named executive officers as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Kevin A. Plank	0	0	0			0	0

Brad Dickerson	7,500 800 0	7,500 3,200 10,000	0	2.65 45.12 43.65	3/25/2010 5/7/2017 2/20/2018	3,000	71,520

Wayne A. Marino	90,214 0	153,000 20,000	0	2.11 43.65	12/31/2010 2/20/2018	0	0

David W. McCreight	0	0	185,816	28.93	7/23/2018
						138,265	3,296,238

Peter P. Mahrer	0	15,000	0	43.65	2/20/2018	25,483	607,515

Suzanne J. Karkus	0	0	0			43,726	1,042,428

(1)	Mr. Dickerson’s 7,500 unvested options vested in March 2009, his 3,200 unvested options vest in four remaining equal annual installments beginning in May 2009 and his 10,000 unvested options vest in five equal annual installments beginning February 2009. Mr. Marino’s 153,000 unvested options vested in February 2009 and his 20,000 unvested options vest in 5 equal annual installments beginning February 2009. Mr. Mahrer’s 15,000 unvested options vest in 5 equal annual installments beginning February 2009. For the remaining unvested options for Mr. Dickerson, Mr. Marino and Mr. Mahrer, any of the options that vest within twelve months following a change in control of Under Amour, vest upon the change in control.
(2)	Mr. McCreight’s options vest based on the company’s performance. See footnote 3 to the Grants of Plan-Based Awards for 2008 table above for the vesting terms of these options.
(3)	Mr. Dickerson’s unvested restricted shares vest in three remaining equal annual installments beginning May 2009. See footnote 4 to the Grants of Plan-Based Awards for 2008 table above for the vesting terms of Mr. McCreight’s restricted shares. Mr. Mahrer’s unvested restricted stock units vest in four remaining equal annual installments beginning August 2009. Ms. Karkus’ unvested restricted shares vest in five equal annual installments beginning February 2009. All restricted shares vest sooner upon death or disability or upon a change in control of Under Armour.
(4)	Based on $23.84 per share (the closing price of our Class A Stock on December 31, 2008). The closing price of our Class A Stock on the February 20, 2009 Record Date was $14.75.

Option Exercises and Stock Vested in 2008

The table below sets forth information concerning the exercise of stock options and vesting of restricted shares and restricted share units for each named executive officer during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin A. Plank	0	0	0	0
Brad Dickerson	0	0	1,000	35,800
Wayne A. Marino	0	0	0	0
David W. McCreight	0	0	0	0
Peter P. Mahrer	0	0	6,371	209,415
Suzanne J. Karkus	0	0	0	0

(1)	Value realized represents market value on the date of vesting.

Nonqualified Deferred Compensation

In 2007, the Board approved a new Deferred Compensation Plan. The Compensation Committee administers the plan. The plan allows a select group of management or highly compensated employees as approved by the committee to make annual base salary and bonus deferrals. Compensation deferrals began for participating employees on January 1, 2008.

Participating employees may elect to defer from 10%-75% of their annual base salary and 10%-90% of their annual bonus. They generally must make salary deferral elections for a given year by December 31st of the prior year, and bonus deferral elections for a given year by June 30th of the year for which bonuses are earned. For example, to defer any 2008 bonus that might be payable in early 2009, employees must have made an election by June 30, 2008. Deferral elections cannot be changed or revoked except in very limited hardship circumstances as permitted under applicable law. Employees immediately vest in all amounts credited to their accounts.

The plan includes a “make whole” feature for employees who, due to participation in the plan, receive a reduction in the matching contribution under our 401(k) plan. A reduction occurs under the 401(k) plan because of the rule that forbids the 401(k) plan from recognizing deferrals to a nonqualified plan, such as our deferred compensation plan, in the 401(k) plan’s definition of compensation for matching contribution purposes. Under this plan feature, any amount that, because of these rules, cannot be contributed as a matching contribution to the 401(k) plan will be contributed instead to the deferred compensation plan for those participants employed on the last day of the year. We make no other contributions to the plan.

We credit the deferred compensation accounts with earnings or losses based on the performance of one or more money market or mutual funds selected by the employee from several offered under the plan. Employees may change their investment elections daily. We contribute to a grantor trust in order to provide us with a source of funds for the benefits payable to participants under the plan. The assets in the trust are available to provide benefits under the plan unless Under Armour is bankrupt or insolvent.

The timing of distributions is based on elections made by the employees at the time of the initial deferral election. Employees can generally elect to receive a distribution from the plan at least three years after the year in which the deferral amount is actually deferred. Employees may elect to postpone the distribution date for a minimum of five years if they do so at least one year before the previously specified date. Employees may also elect to receive a distribution upon retirement in a lump sum or in annual installments over a period of 2 to 10 years, as elected at the time of deferral. If an employee becomes disabled, we pay distributions in a lump sum or in annual installments over a period of 2 to 10 years, as selected by the employee at the time of deferral. If an employee leaves the company, we pay distributions in a lump sum six months following termination of employment. If an employee dies, we pay distributions in a lump sum to the employee’s beneficiary. Employees may not otherwise withdraw amounts from the plan except in the case of an unforeseeable financial emergency as defined in the plan.

The table below sets forth information concerning our Deferred Compensation Plan for each named executive officer during 2008.

Name	Executive Contributions in 2008 ($)(1)	Aggregate Earnings in 2008 ($)(2)	Aggregate Balance at 12/31/2008 ($)(1)
Kevin A. Plank	900,000	(194,369)	705,631
Brad Dickerson	82,500	(26,074)	56,426
Wayne A. Marino	112,500	2,185	114,685
David W. McCreight	0	0	0
Peter P. Mahrer	0	0	0
Suzanne J. Karkus	0	0	0

(1)

The amounts were the first deferrals made under the plan for these executives and represent deferral of 2007 annual incentive awards paid in March 2008. These deferral amounts for Mr. Plank and Mr. Marino are included in “Non-Equity Incentive Plan Compensation” for 2007 as reported in the 2008 Summary Compensation Table above. The balances at the end of 2008 represent these deferral amounts plus or minus the earnings or losses for 2008.

(2)	The amounts in parentheses for Mr. Plank and Mr. Dickerson represent losses.

Retirement Plans

We have no defined benefit pension plans or supplemental retirement plans for executives.

Potential Payments Upon Termination of Employment or Change in Control

The table provides an estimate of the payments and benefits that would be paid to our named executive officers in connection with any termination of employment or upon a change in control of Under Armour. The payments are quantified assuming the termination of employment or change in control occurred on December 31, 2008. The definitions of “change in control,” “cause” and “good reason” and descriptions of the payment and benefits appear after the table. This table does not include amounts deferred under our deferred compensation plan. For a description of the distributions made under this plan upon termination of employment, see “Nonqualified Deferred Compensation” above.

Names	Cash Severance ($)	Benefits ($)	Acceleration of Vesting of Equity Awards ($)	Total ($)
Kevin A. Plank
• Disability				0	(1)

Brad Dickerson
• Change in Control			150,983	150,983
• Termination of employment without Cause or by Executive for Good Reason in connection with a Change in Control	650,000	12,688		662,688
• Termination of employment for any other reason in connection with a Change in Control	195,000			195,000
• Termination of employment for any reason with Under Armour enforcing a non-compete	156,000			156,000
• Disability			71,520	71,520	(1)
• Death			71,520	71,520

Wayne A. Marino
• Change in Control			1,662,345	1,662,345
• Termination of employment without Cause or by Executive for Good Reason in connection with a Change in Control	875,000	12,795		887,795
• Termination of employment for any other reason in connection with a Change in Control	262,500			262,500
• Termination of employment for any reason with Under Armour enforcing a non-compete	210,000			210,000
• Disability				0	(1)

Names	Cash Severance ($)	Benefits ($)	Acceleration of Vesting of Equity Awards ($)	Total ($)
David W. McCreight
• Change in Control			3,296,238	3,296,238
• Termination of employment without Cause or by Executive for Good Reason in connection with a Change in Control	1,950,000	12,795		1,962,795
• Termination of employment for any other reason in connection with a Change in Control	650,000			650,000
• Termination of employment without Cause	650,000		1,648,119	2,298,119
• Termination of employment by Executive for Good Reason	650,000			650,000
• Termination of employment for any other reason with Under Armour enforcing a non-compete	390,000			390,000
• Disability			3,296,238	3,296,238
• Death			3,296,238	3,296,238

Peter P. Mahrer (2)
• Change in Control			607,515	607,515
• Termination of employment without Cause or by Executive for Good Reason in connection with a Change in Control	1,011,548			1,011,548
• Termination of employment for any other reason in connection with a Change in Control	303,464			303,464
• Termination of employment for any reason with Under Armour enforcing a non-compete	242,771			242,771
• Disability			607,515	607,515
• Death			607,515	607,515

Suzanne J. Karkus
• Change in Control			1,042,428	1,042,428
• Termination of employment without Cause or by Executive for Good Reason in connection with a Change in Control	1,000,000	12,688		1,012,688
• Termination of employment for any other reason in connection with a Change in Control	300,000			300,000
• Termination of employment without Cause	200,000			200,000
• Termination of employment for any reason with Under Armour enforcing a non-compete	240,000			240,000
• Disability			1,042,428	1,042,428	(1)
• Death			1,042,428	1,042,428

(1)	Monthly disability payments are not included in the table because they are paid under a disability insurance policy and not by us.
(2)	All cash severance amounts for Mr. Mahrer would be paid in Euros; amounts are converted into US Dollars using the same exchange ratio as used in the Summary Compensation Table above.

Definitions

In the change in control severance agreements and for the equity awards, the term “change in control” is generally defined as:

•

any person or entity becomes the beneficial owner, directly or indirectly, of securities of Under Armour representing 50% or more of the total voting power represented by Under Armour’s then-outstanding voting securities, except for acquisitions by an Under Armour employee benefit plan or by Kevin A. Plank or his immediate family members;

•	a change in the composition of our Board occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors;

•

the consummation of a merger or consolidation of Under Armour with any other corporation, other than a merger or consolidation where our stockholders continue to have at least 50% of the total voting power in substantially the same proportion as prior to such merger or consolidation or where our directors continue to represent at least 50% of the directors of the surviving entity; or

•	the consummation of the sale or disposition by us of all or substantially all of our assets.

In the change in control and other severance agreements, the term “cause” is generally defined as:

•	material misconduct or neglect in the performance of duties;

•

any felony, an offense punishable by imprisonment, any offense involving material dishonesty, fraud, moral turpitude or immoral conduct, or any crime of sufficient importance to potentially discredit or adversely affect our ability to conduct our business;

•	use of illegal drugs;

•	material breach of our code of conduct;

•	any act that results in severe harm to us, excluding any act in good faith reasonably believed to be in our best interests; or

•	material breach of the agreement and the related confidentiality, non-competition and non-solicitation agreement.

In the change in control severance agreements, the term “good reason” is generally defined as:

•	a diminishment in the scope of duties or responsibilities;

•	a reduction in base salary, bonus opportunity or a material reduction in the aggregate benefits or perquisites;

•	relocation more than fifty (50) miles from the executive’s primary place of business, or a significant increase in required travel;

•	a failure by any successor to Under Armour to assume the agreement; or

•	a material breach by us of any of the terms of the agreement.

In other severance agreements, “good reason” is generally defined as:

•	a material diminution in duties, responsibilities, or authority;

•	a material reduction in salary, bonus potential or benefits, other than as generally applied to other peer executives.

Benefits and Payments

Upon a Change in Control

All restricted stock vests upon a change in control and a portion of stock options vest upon a change in control. The amounts reflect the value of restricted stock on December 31, 2008 and, for stock options that vest, the value of the stock covered by the option on December 31, 2008 minus the exercise price. See “Outstanding Equity Awards at 2008 Fiscal Year End” table for stock options that vest upon a change in control.

Upon termination of employment without Cause or by Executive for Good Reason in connection with a Change in Control

Under the change in control severance agreements, if the executive’s employment is terminated without Cause or by the executive for Good Reason in connection with a change in control, the executive would receive:

•

accrued but unpaid salary, vacation pay and bonus amount (no amounts assumed because salary is paid every two weeks and unused vacation days do not carry over from year to year, making payments unlikely or insignificant; bonus would be covered below);

•

a pro-rata bonus for the year in which the change in control occurs at the higher of the average bonus paid in the two years prior to termination of employment or the target bonus (assumed in this case to be the maximum bonus) for the year of such termination of employment;

•

a lump sum payment equal to the sum of (1) the annual base salary of the executive at the highest rate in effect during the twelve month period following the change in control and (2) the higher of the average bonus paid in the two years prior to termination of employment or the target bonus (assumed in this case to be the maximum bonus) for the year of such termination of employment; and

•

for a period of up to one year after the date of termination, continuation of certain medical, life insurance and other welfare benefits unless the executive becomes eligible for another employer’s benefits that are substantially similar.

As a condition to the receipt of the lump sum payment and the continuation of benefits described above, the executive will be required to sign or reconfirm a confidentiality agreement and a one-year non-competition and non-solicitation agreement and execute a general release of claims against Under Armour and its affiliates.

Upon termination of employment for any other reason in connection with a Change in Control

Under the change in control severance agreements, if the executive’s employment is terminated for any other reason, other than Cause or for Good Reason, the executive is entitled to:

•

accrued but unpaid salary, vacation pay and bonus amount (no amounts assumed because salary is paid every two weeks and unused vacation days do not carry over from year to year, making payments unlikely or insignificant; bonus would be covered below); and

•	a pro-rata bonus for the year in which the change in control occurs (assumed in this case to be the maximum bonus.

Termination of employment without Cause or by Executive for Good Reason

Mr. McCreight would be entitled to receive his salary for 12 months and Ms. Karkus (only for termination of employment without Cause) would be entitled to receive her salary for 6 months. These amounts would be reduced by the amounts paid for enforcement of a non-compete (see below). In addition, if Mr. McCreight’s employment is terminated without Cause within his first two years of employment, any restricted shares that would vest within 12 months of his termination of employment, would vest upon his termination of employment.

Termination of employment for any reason with Under Armour enforcing a non-compete

Executives may not compete for one year after termination of employment for any reason if we continue to pay 60% of their salary during this period.

Disability

All restricted stock vests upon the executive’s disability.

Certain of the named executives are covered by a supplemental long-term disability insurance policy that provides an additional benefit beyond the standard benefit offered to employees generally (standard benefit is up to $6,500 monthly). If executives had become disabled, they would have received the following monthly supplemental disability insurance payments until age 65: Mr. Plank, $15,600; Mr. Dickerson, $10,600; Mr. Marino, $10,000; Mr. McCreight, $0 (not yet covered by the policy); Mr. Mahrer, $0; and Ms. Karkus, $5,000.

Death

All restricted stock vests upon the executive’s death.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning our equity compensation plans that authorize the issuance of shares of Class A Stock. The information is provided as of December 31, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,514,753	$15.92	1,818,227
Equity compensation plans not approved by security holders	480,000	$36.99	—

Total	2,994,753		1,818,227

The number of securities to be issued upon exercise of outstanding options, warrants and rights issued under equity compensation plans approved by security holders includes 59,219 restricted stock units and deferred stock units issued to employees and directors of Under Armour; these restricted stock units and deferred stock units are not included in the weighted average exercise price calculation above.

The number of securities remaining available for future issuance includes 903,824 shares of our Class A Stock under our 2005 Omnibus Long-Term Incentive Plan, or our 2005 Stock Plan, and 914,403 shares of our Class A Stock under our Employee Stock Purchase Plan. In addition to securities issued upon the exercise of stock options and rights, the 2005 Stock Plan authorizes the issuance of restricted and unrestricted shares of our Class A Stock and other equity awards.

The number of securities issued under equity compensation plans not approved by security holders includes 480,000 fully vested and non-forfeitable warrants granted in 2006 to NFL Properties LLC as partial consideration for footwear promotional rights. See Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a further discussion of the warrants.

TRANSACTIONS WITH RELATED PERSONS

Certain immediate family members of our directors and executive officers are employees of Under Armour. The following immediate family members were employed by us in 2008. The list includes only those employees with annual compensation in 2008 exceeding $120,000. For purposes of this list, immediate family members include a spouse, parent, stepparent, child, stepchild, sibling, mother or father-in-law, son or daughter-in-law, and brother or sister-in-law. The amounts indicated include 2008 salary and 2008 bonus (if any) paid in early 2009: J. Scott Plank, Senior Vice President of Retail and brother of Kevin Plank, our Chief Executive Officer, Chairman of the Board of Directors and principal stockholder, $243,000 (salary only; no bonus paid). The Compensation Committee approved the compensation for J. Scott Plank as one of our executive officers.

KP Flyers, LLC, a company controlled by Kevin Plank, owns a jet aircraft. In May 2007, we entered into an operating lease agreement with KP Flyers to lease the aircraft when it is used by Kevin Plank or other persons for our business purposes. We pay KP Flyers $4,500 per hour to lease the aircraft. This was the charter rate for this aircraft before KP Flyers purchased the aircraft in 2007. We reviewed charter rates for this type of aircraft and determined that our hourly rate is at or below market rates. For 2008, we paid KP Flyers $572,543 for our business use of the aircraft. We have also entered into an agreement with Kevin Plank and the company managing the aircraft. Under this agreement, Kevin Plank has agreed to pay the management expenses related to our business use as well as his personal use of the aircraft. The Audit Committee approved our entering into these agreements. The committee determined these agreements were reasonable and that we would benefit from use of the aircraft by Kevin Plank and others for company business.

Policies and Procedures for Review and Approval of Transactions with Related Persons

Our Corporate Governance Guidelines require that any transaction involving Under Armour and a director or executive officer or entities controlled by a director or executive officer, be approved by our Board of Directors. The Board has delegated to the Audit Committee oversight and approval of these and other matters that may present conflicts of interest. In November 2007, the Audit Committee adopted a formal written policy on transactions with related persons. Related persons are generally defined under SEC rules as our directors, executive officers, or stockholders owning at least five percent of our outstanding shares, or immediate family members of any of the foregoing. The policy provides that the Audit Committee shall review and approve or ratify transactions with related persons and any material changes to such transactions. The policy further provides that in determining whether to approve or ratify such a transaction, the committee may consider, among other factors it deems appropriate:

•	whether the terms of the transaction are reasonable and fair to Under Armour and on the same basis as would apply if the transaction did not involve a related person;

•	whether the transaction would impair the independence of a non-management director; and

•

whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the materiality of a related person’s direct or indirect interest in the transaction, and any other factors the committee deems relevant.

To the extent our employment of an immediate family member of a director, executive officer or five percent stockholder is considered a transaction with a related person, the policy provides that the committee will not be required to ratify or approve such employment if the executive officer, director or five percent stockholder does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

APPROVAL OF AMENDED AND RESTATED 2005 OMNIBUS LONG-TERM INCENTIVE PLAN

(Proposal 2)

The Board of Directors has approved the Amended and Restated 2005 Omnibus Long-Term Incentive Plan (which we refer to as the 2005 Plan) to increase the shares available for issuance under this plan, limit the number of shares of stock with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person and make other updates to this plan. The Board recommends that stockholders approve this plan.

The following is a description of the material changes to the plan and a summary of the principal features of the plan as amended and restated. The 2005 Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following description and summary are qualified in their entirety by reference to Appendix A.

The affirmative vote of a majority of the votes cast at the Annual Meeting (provided that at least 50% of the shares entitled to vote are voted) is required to approve the Amended and Restated 2005 Omnibus Long-Term Incentive Plan.

The Board of Directors recommends a vote “FOR” approval of

the Amended and Restated 2005 Omnibus Long-Term Incentive Plan.

Material Changes to the 2005 Plan

The 2005 Plan was established in November 2005 shortly before our initial public offering. The plan originally provided that it would not continue beyond the time of our 2009 Annual Meeting of Stockholders unless it was approved by our stockholders. This limited term for the plan was based on a transition rule for new public companies that provides, for a limited period of time (in our case, until the 2009 Annual Meeting of Stockholders), that the company’s tax deductions related to the exercise of stock options granted under the plan are not subject to the limitations under Internal Revenue Code Section 162(m) (the provision limiting deductibility in excess of $1 million for top executives) (see “Federal Income Tax Consequences” below for a discussion of the limitations on tax deductibility). To preserve the company’s tax deductions on stock options and stock appreciation rights granted after this transition period, the plan must be approved by stockholders.

In connection with this approval, the Board has recommended certain changes to the 2005 Plan. The primary changes are:

•	Increase the number of shares of Class A Stock reserved for issuance under the plan by 7,300,000 shares (from 2,700,000 shares to 10,000,000 shares); and

•	Set the maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person at 1,000,000.

As of February 20, 2009, 871,385 shares of Class A Stock remained available for issuance of future awards under the 2005 Plan. As discussed under the “Compensation Discussion and Analysis” section of this Proxy Statement above, in March 2009 the Compensation Committee approved performance-based stock option awards. The stock options granted were for approximately 1,236,000 shares. As a result, no additional shares remain available for future grants unless stockholders approve this proposal, except to the extent shares covered by outstanding awards become available for future grants if such awards are forfeited, settled in cash or otherwise terminated without delivery of shares. Based on past trends and current expectations for possible future awards, we believe the increase in the shares available for issuance under the plan will be sufficient to cover equity awards for the next several years. On February 20, 2009, the closing price of our Class A Stock was $14.75.

Common measures for the use of stock incentive plans include the run rate and the overhang rate. The run rate measures the annual dilution of equity awards granted during a particular year. We calculate this based on all awards granted under the 2005 Plan in a given year as a percent of the average number of our Class A and Class B common shares outstanding in the year. Our run rate for 2006 was 0.7%, for 2007 was 0.7% and for 2008 was 2.1%. We believe these are reasonable levels. The run rate may increase in future years as the number of people in our company grows due to stock that could be issued from equity awards, and if we continue to have equity awards as an important component of compensation for our executives and other key employees to better align their interests with the interests of our stockholders. The overhang rate is a measure of potential dilution to stockholders. We calculate this based on all unissued shares under the 2005 Plan plus outstanding warrants, stock options and stock units as a percent of the total number of our Class A and Class B common shares outstanding. At the end of 2008, our overhang rate was approximately 7.9%. With the increase in the number of shares reserved for issuance under the 2005 Plan as discussed in this proposal to stockholders, our overhang rate at the end of 2008 would have been approximately 22.7%. We believe these are reasonable levels and provide us with the appropriate flexibility to ensure meaningful equity awards in future years to our executives and other key employees to better align their interests with the interests of our stockholders.

To preserve the tax deductibility for the company of income related to stock option or stock appreciation right exercises pursuant to the provisions of Internal Revenue Code Section 162(m) (the provision limiting deductibility in excess of $1 million for top executives) (see “Federal Income Tax Consequences” below for a discussion of the limitations on tax deductibility), the 2005 Plan must set a limit on the maximum number of stock options or stock appreciation rights that may be granted to any one person in a specified period. We have amended the plan to set the maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person at 1,000,000. We believe this amount is sufficient to cover any significant future stock option or stock appreciation right awards that may be granted to a senior executive, including to attract or retain such a person. Although we do not currently anticipate making an award of this size, we believe it is prudent to set a reasonably high limitation to preserve the maximum flexibility for our Compensation Committee in determining the appropriate level of equity awards while preserving the company’s tax deduction.

Summary of the 2005 Plan

Purpose of Plan. The purpose of the 2005 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve our company and to use maximum effort to improve the business results and earnings of our company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of our company.

Administration of the Plan. Our Compensation Committee has such powers and authorities related to the administration of the 2005 Plan as are consistent with our corporate governance documents and applicable law. Each committee member will be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Currently, our Compensation Committee is comprised of four directors who are independent under the corporate governance listing standards of the New York Stock Exchange and who meet these additional independence requirements. The committee has the authority to determine, among other things, who receives awards, what type of awards are granted, the number of shares of our Class A Stock subject to an award, the terms and conditions of each award and the form of each award agreement. The committee has the authority to amend, modify or supplement the terms of any outstanding award, to interpret and administer the plan and any award agreement and to establish rules and regulations for the administration of the plan.

Term of the Plan. The 2005 Plan will terminate on November 18, 2015 (the ten-year anniversary of the original effective date of the plan).

Amendment and Termination. Our Board of Directors may at any time amend, suspend, or terminate the 2005 Plan as to any awards which have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by our Board, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the plan. No amendment, suspension, or termination of the plan will, without the consent of the holder of the award, impair rights or obligations under an outstanding award.

No Repricing of Stock Options or Stock Appreciation Rights. The 2005 Plan prohibits, without the approval of our stockholders, any amendment or modification of an outstanding stock option or stock appreciation right that reduces the exercise price of the award, either by lowering the exercise price or by canceling the outstanding award and granting a replacement award with a lower exercise price, or that otherwise would be treated as a repricing under the rules of The New York Stock Exchange or cause the award to be treated as deferred compensation subject to the limitations of Internal Revenue Code Section 409A.

Shares Available for Plan Awards. Prior to the amendment and restatement of the 2005 Plan being submitted to stockholders in this proposal, the maximum number of shares of our Class A Stock available for issuance under the plan was 2,700,000, with 871,385 shares as of February 20, 2009 remaining available for issuance of future awards. As amended and restated, the maximum number of shares of our Class A Stock available for issuance under the plan is 10,000,000, leaving 8,171,385 shares as of February 20, 2009 remaining available for issuance of future awards. Any of the available shares may be issued pursuant to incentive stock options. The maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person is 1,000,000. Any shares covered by an award that are not purchased or are forfeited, settled in cash or otherwise terminated without delivery of shares to the award holder will be available for future grants under the 2005 Plan. Shares that are withheld from an award or surrendered in payment of any exercise price or taxes relating to the award will not be treated as delivered and will not reduce the shares available under the plan. The number and class of shares available under the 2005 Plan and/or subject to outstanding awards, as well as the maximum number of shares with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person, will be equitably adjusted in the event of various changes in the capitalization of our company.

Type of Awards. The 2005 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and unrestricted stock units and dividend equivalent rights.

Eligibility and Participation. Awards may be made to an employee, officer or director of our company or an affiliate of our company, or a consultant or adviser providing services to our company or an affiliate of our company, or any other individual whose participation is determined by the Compensation Committee to be in the best interests of our company. At December 31, 2008, we had approximately 2,200 employees.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award stock options, including incentive stock options and non-qualified stock options, and stock appreciation rights to eligible persons. The committee may award stock appreciation rights in tandem with or as a component of other awards or as stand-alone awards.

Exercise Price of Stock Options and Stock Appreciation Rights. The exercise price per share of a stock option or stock appreciation right will in no event be less than 100% (or 110% in the case of an incentive stock option issued to a person who owns more than ten percent of the total combined voting power of all classes of our outstanding stock) of the fair market value per share of our Class A Stock underlying the award on the grant date; provided that with respect to awards made in substitution for or in exchange for awards made by an entity we acquire, the exercise price does not need to be at least the fair market value on the date of the substitution or exchange. A stock appreciation right confers a right to receive, upon exercise, the excess of the fair market value of one share of our Class A Stock on the date of exercise over the grant price of the stock appreciation right. The grant price may be fixed at the fair market value of a share of our Class A Stock on the date of grant or may vary in accordance with a predetermined formula while the stock appreciation right is outstanding; provided that the grant price may not be less than the fair market value of a share of our Class A Stock on the grant date. A stock appreciation right granted in tandem with an outstanding stock option following the grant date of such stock option may have a grant price that is equal to the stock option’s exercise price; provided, however, that the stock appreciation right’s grant price may not be less than the fair market value of a share of our Class A Stock on the grant date of the stock appreciation right.

Vesting of Stock Options and Stock Appreciation Rights. The Compensation Committee will determine when a stock option or stock appreciation right will become exercisable and the effect of termination of service on such award, and include such information in the award agreement.

Special Limitations on Incentive Stock Options. The Compensation Committee may award incentive stock options only to an employee of our company or a subsidiary corporation of our company and only to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of our Class A Stock with respect to which all incentive stock options held by the employee become exercisable for the first time during any calendar year does not exceed $100,000.

Exercise of Stock Options and Stock Appreciation Rights. A stock option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). To the extent permitted under the award agreement, the payment may be made through cash, delivery of shares, broker assisted cashless exercises or in any other form consistent with applicable law. The Compensation Committee has the discretion to determine the method or methods by which a stock appreciation right may be exercised.

Expiration of Stock Options and Stock Appreciation Rights. Stock options and stock appreciation rights will expire at such time as the Compensation Committee determines; provided, however that no stock option may be exercised more than ten years from the date of grant, or in the case of an incentive stock option held by a person that owns more than ten percent of the total combined voting power of all classes of our outstanding stock, not more than five years from the date of grant.

Restricted Stock and Restricted Stock Units. At the time a grant of restricted stock or restricted stock units is made, the Compensation Committee establishes the applicable “restricted period” and any restrictions in addition to or other than the expiration of such restricted period, including the satisfaction of corporate or individual performance objectives. Unless the committee otherwise provides in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock. The committee may provide that any such dividends paid must be reinvested in shares of stock, which may or may not be subject to the same restrictions applicable to such restricted stock. All distributions, if any, received by a holder of restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant. Holders of restricted stock units will have no rights as stockholders of our company. The committee may provide that the holder of restricted stock units will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional restricted stock units.

Unless the Compensation Committee otherwise provides, upon the termination of a person’s service, any restricted stock or restricted stock units held by the person that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

The Compensation Committee may grant restricted stock or restricted stock units to a person in respect of services rendered and other valid consideration, or in lieu of or in addition to any cash compensation due the person.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Compensation Committee, the restrictions applicable to shares of restricted stock or restricted stock units will lapse. Restricted stock units may be settled in cash or stock as determined by the committee and set forth in the award agreement.

Unrestricted Stock Awards. The Compensation Committee may grant or sell an unrestricted stock or unrestricted stock unit award to an eligible person in respect of services rendered and other valid consideration, or in lieu of or in addition to any cash compensation due the person.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling a person to receive credits based on cash or stock distributions that would have been paid on the shares of our Class A Stock if such shares had been issued to and held by the person. A dividend equivalent right may be granted as a component of another award or as a freestanding award. The terms and conditions of dividend equivalent rights will be specified in the award agreement.

Adjustment for Corporate Changes. Unless otherwise determined by the Compensation Committee, awards that would become vested within the twelve months following a change in control (as defined in the 2005 Plan) will be immediately vested on such change in control. The committee has generally provided that all restricted stock and restricted stock units vest upon a change in control. In the event of a recapitalization, reclassification, stock split, or other similar change affecting our Class A Stock, we will adjust proportionately and accordingly the number and kinds of shares for which awards may be made under the plan, including the maximum number of shares of Class A Stock with respect to which stock options or stock appreciation rights may be granted pursuant to the plan in any calendar year to any one person, and the number and kind of shares for which awards are outstanding so that the proportionate interest of the person holding the award immediately following such event will, to the extent practicable, be the same as immediately before such event.

If we undergo any reorganization, merger, or consolidation with one or more other entities and there is a continuation, assumption or substitution of stock options and stock appreciation rights in connection with the transaction, any stock option or stock appreciation right previously granted will apply to the securities to which a holder of the number of shares of stock subject to such award would have been entitled immediately following such transaction, with a corresponding proportionate adjustment of the exercise price per share. If we undergo any such transaction and there is not a continuation, assumption or substitution of stock options and stock appreciation rights in connection with the transaction, then in the Compensation Committee’s discretion, each stock option and stock appreciation right may be canceled in exchange for the same consideration that the person otherwise would receive as a stockholder in connection with the transaction (or cash equal to such consideration) if the person held the number of shares of stock generally obtained by dividing (i) the excess of the fair market value of the number of shares of stock that remain subject to the exercise of the vested portion of such award immediately before such transaction over the total exercise price for such vested portion, by (ii) the fair market value of a share of stock on such date.

Nontransferability of Awards. Generally, only the person who received a stock option or stock appreciation right may exercise the award and no such award will be assignable or transferable other than by will or laws of descent and distribution. If authorized in the award agreement, the person may transfer, not for value, all or part of the award (other than an incentive stock option) to certain family members. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee.

Tax Withholding and Tax Offset Payments. We will have the right to deduct from payments of any kind otherwise due to a person any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award to such person, upon the issuance of any shares of stock upon the exercise of a stock option or stock appreciation right or pursuant to an award.

Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to our company and to U.S. taxpayers of awards granted under the 2005 Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

Non-Qualified Stock Options and Stock Appreciation Rights. No taxable income is reportable when a non-qualified stock option or stock appreciation right is granted to a person. Upon exercise, generally, the person will have ordinary income equal to the fair market value of the underlying shares of our Class A Stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be a capital gain or loss to the person.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for persons who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the incentive stock option is exercised). If the person exercises the incentive stock option and then sells the underlying shares of our Class A Stock more than two years after the grant date and more than one year after the exercise date, the sale price minus the exercise price will be taxed as capital gain or loss. If the person exercises the incentive stock option and sells the shares before the end of the two- or one-year holding periods, then the person generally will have ordinary income at the time of the sale equal to the fair market value of the shares of our Class A Stock on the exercise date (or the sale price, if less) minus the exercise price of the incentive stock option, and any additional gain on the sale will be treated as capital gain.

Restricted Stock and Restricted Stock Units. A person receiving restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, the person timely elects under Internal Revenue Code Section 83(b) to be taxed at that time. Instead, the person will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares of our Class A Stock (or cash) received.

Unrestricted Stock and Unrestricted Stock Units. A person receiving an unrestricted stock or unrestricted stock unit award will have taxable income when the shares underlying the award are delivered equal to the fair market value of the shares on the delivery date.

Tax Effect for Our Company. We generally will receive a tax deduction for any ordinary income recognized by a person with respect to an award under the 2005 Plan (for example, upon the exercise of a non-qualified stock option). In the case of incentive stock options that meet the holding period requirements described above, the person will not recognize ordinary income; therefore, we will not receive a deduction. Special rules under Internal Revenue Code Section 162(m) limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three other most highly compensated executive officers (other than the chief financial officer) named in the summary compensation table; provided that the executive officer is employed by us as an executive officer as of the end of that year. Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1,000,000. However, we can preserve the deductibility of compensation related to the exercise of stock options or stock appreciation rights if certain conditions of Section 162(m) are met, including shareholder approval of the 2005 Plan with set limits on the number of such awards that any person may receive in a given period. The 2005 Plan has been designed to permit the Compensation Committee to grant stock options or stock appreciation rights that satisfy the conditions of Section 162(m). Our deduction may also be limited by Internal Revenue Code Section 280G.

New Plan Benefits

The following reflects grants made under the 2005 Plan in March 2009 subject to shareholder approval of the plan. The awards are stock options with vesting tied to our company’s performance. See “Compensation Discussion and Analysis-Equity Awards” for a discussion of these awards. All awards to directors, executive officers, and employees will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the plan at this time.

Name and Position	Stock Options
Kevin A. Plank	0
Brad Dickerson	45,000
Wayne A. Marino	50,000
David W. McCreight	0
Peter P. Mahrer	20,000
Suzanne J. Karkus	45,000
Executive Group	345,000
Non-Executive Director Group	0
Non-Executive Officer Employee Group	891,000

INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to continue as our independent registered public accounting firm for the year ending December 31, 2009. Representatives of PwC are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and they will respond to appropriate questions from stockholders.

Fees

The fees billed by PwC for 2008 and 2007 for services rendered to Under Armour were as follows:

	2008	2007
Audit Fees	$1,014,812	$934,416
Audit-Related Fees	0	0
Tax Fees	0	78,552
All Other Fees	21,998	35,074

Audit Fees

Audit fees are for the audit of our annual consolidated financial statements and our internal control over financial reporting, for reviews of our quarterly financial statements and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above.

Tax Fees

Tax fees include fees for tax planning and tax advice, primarily related to international tax.

All Other Fees

All other fees include a subscription to an accounting research tool and fees for consulting on customs valuations.

Pre-Approval Policies and Procedures

As set forth in the Audit Committee’s Charter, the Audit Committee approves in advance all services to be performed by our independent registered public accounting firm, including all audit and permissible non-audit services. In February 2008, the committee adopted a written policy for such approvals. The policy provides that the committee must specifically pre-approve the terms of the annual audit services engagement and may pre-approve, for up to one year in advance, particular types of permissible audit-related, tax and other non-audit services. The policy also provides that the services shall be described in sufficient detail as to the scope of services, fee and fee structure, and the impact on auditor independence. The policy states that, in exercising its pre-approval authority, the committee may consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profiles and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The policy also provides that the committee should be mindful of the relationship between fees for audit and non-audit services. Under the policy, the committee may delegate pre-approval authority to one or more of its members and any pre-approval decisions will be reported to the full committee at its next scheduled meeting. The committee has delegated this pre-approval authority to the chairman of the committee.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is oversight of matters relating to accounting, internal control, auditing, financial reporting and legal and regulatory compliance. The Audit Committee oversees the audit and other services of our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, who reports directly to the Audit Committee. Our management is responsible for the financial reporting process and preparation of quarterly and annual consolidated financial statements. Our independent registered public accounting firm is responsible for conducting audits and reviews of our consolidated financial statements.

The Audit Committee has reviewed and discussed our 2008 audited consolidated financial statements with management and with our independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the 2008 audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the SEC. The Board of Directors approved this recommendation.

A.B. Krongard, Chairman

Byron K. Adams, Jr.

Douglas E. Coltharp

Anthony W. Deering

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Proposal 3)

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the year ending December 31, 2009. PwC has served as our independent auditors since 2003. The services provided to us by PwC, along with the corresponding fees for 2008 and 2007, are described under the caption “Independent Auditors” in this Proxy Statement.

Stockholder ratification of the appointment of the independent registered public accounting firm is not required. We are doing so because we believe it is a sound corporate governance practice. If our stockholders do not ratify the selection, the Audit Committee will consider whether or not to retain PwC, but may still retain them.

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of a registered class of our securities, to file initial reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our executive officers, directors and greater than 10% stockholders, all required filings pursuant to Section 16(a) were timely made during 2008.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in our proxy statement for our 2010 Annual Meeting of Stockholders must be received by the Secretary of Under Armour on or before November 20, 2009.

Stockholders wishing to submit a proposal (including a nomination for election as a director) for consideration at the 2010 Annual Meeting of Stockholders, but which will not be included in the proxy statement for such meeting, must do so in accordance with the terms of the advance notice provisions in our bylaws. These advance notice provisions require that, among other things, the stockholder give timely written notice to the Secretary of Under Armour not less than 90 days nor more than 150 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s Annual Meeting of Stockholders. For the 2010 Annual Meeting of Stockholders, a stockholder’s notice of a proposal will be considered timely if received no earlier than October 27, 2009 and no later than December 26, 2009. However, if we delay or advance mailing notice of the 2010 Annual Meeting of Stockholders by more than 30 days from the date of the first anniversary of the 2009 notice mailing, then such stockholder notice of proposal must be delivered to the Secretary of Under Armour not less than 90 days nor more than 150 days prior to the date of mailing of the notice for the 2010 Annual Meeting (or by the tenth day following the day on which we disclose the mailing date of notice for the 2010 Annual Meeting, if that date is later).

Appendix A

UNDER ARMOUR, INC.

AMENDED AND RESTATED 2005 OMNIBUS LONG-TERM INCENTIVE PLAN

Under Armour, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”) as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Dividend Equivalent Rights under the Plan.

2.3 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” shall have the meaning set forth in Section 15.2.

2.6 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7 “Committee” means a committee of the Board comprised of at least two (2) members appointed by the Board. Each Committee member shall be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

2.8 “Company” means Under Armour, Inc.

2.9 “Disability” means, unless otherwise stated in the applicable Award Agreement, a physical or mental condition of the Grantee with respect to which the Grantee is eligible for benefits under a long-term disability plan sponsored by the Company or an Affiliate or would be eligible if the Grantee had purchased coverage under such long-term disability plan; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.10 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.11 “Effective Date” means November 18, 2005, the effective date of the Company’s Initial Public Offering.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the grant date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the grant date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith using a reasonable valuation method in accordance with Section 409A of the Code.

2.14 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.15 “Grantee” means a person who receives or holds an Award under the Plan.

2.16 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.17 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.18 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.19 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.20 “Plan” means this Under Armour, Inc. 2005 Omnibus Long-Term Incentive Plan.

2.21 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.22 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.23 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.24 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.25 “Section 409A” shall mean Section 409A of the Code and the regulations and other binding guidance promulgated thereunder.

2.26 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.27 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate; provided, however, if any Award governed by Section 409A is to be distributed on a termination of Service, then Service shall be terminated when the Grantee has a “separation from service” within the meaning of Section 409A. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.28 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.29 “Stock” means the class A common stock, par value $.0003 1/3 per share, of the Company.

2.30 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.31 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.32 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.33 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.34 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1	General.

The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement, and

(vi) amend, modify, or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i) causes the Option or SAR to become subject to Section 409A, (ii) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price, or (iii) would be treated as a repricing under the rules of The New York Stock Exchange or the otherwise applicable stock exchange without the approval of the stockholders of the Company; provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15.

3.2.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.3	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 10.0 million. All such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted pursuant to the Plan in any calendar year to any one Service Provider or other participant in the Plan shall be 1.0 million. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4. If the Option Price of any Option granted under the Plan, or if pursuant to Section 16.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Grantee, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Grantee in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Grantee and will be available under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1	Term.

The Plan shall be effective as of the Effective Date. No further Awards may be made under the Plan on or after the ten (10) year anniversary of the Effective Date.

5.2	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made to: (i) any Service Provider, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Committee shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3	Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award.

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value on the grant date of a share of Stock; provided, however, that (a) in the event that a Grantee is a Ten Percent Stockholder as of the grant date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the grant date, and (b) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the grant date.

8.2	Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3	Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the grant date shall not be exercisable after the expiration of five years from its grant date.

8.4	Termination of Service.

Each Award Agreement at the grant date shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued, and may reflect distinctions based on the reasons for termination of Service.

8.5	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.6	Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled, subject to Section 3.3 hereof, to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8	Transferability of Options.

Except as provided in Section 8.9, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.9, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.9	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.9, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.9, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.9 or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may also provide that Options may be transferred to persons other than Family Members. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.10	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1	Right to Payment.

An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price, as determined by the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which may be fixed at the Fair Market Value of a share of Stock on the grant date or may vary in accordance with a predetermined formula while the SAR is outstanding; provided that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the grant date, except with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, in which case the SAR Exercise Price does not need to be at least the Fair Market Value on the grant date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. An SAR granted in tandem with an outstanding Option following the grant date of such Option may have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the grant date of the SAR.

9.2	Other Terms.

The Committee shall determine at the grant date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1	Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership, subject to Section 3.3 hereof, representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the grant date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4	Rights of Holders of Restricted Stock Units.

10.4.1	Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10.4.2	Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

10.4.3	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6	Consideration.

The Committee may grant Restricted Stock or Restricted Stock Units to a Grantee in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

10.7	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, subject to Section 3.3 hereof, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at a Purchase Price determined by the Committee) an Award of unrestricted stock or unrestricted stock units to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. The provisions of Section 10.4 shall apply to any awards of unrestricted stock units.

12	FORM OF PAYMENT FOR AWARDS

12.1	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock, shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 12.

12.2	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3	Cashless Exercise.

To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 16.3.

12.4	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

13	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash or stock distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding any provision of this Section 13.1 to the contrary, no Dividend Equivalent Right may provide for settlement directly or indirectly contingent upon the exercise of an Option or Stock Appreciation Right.

13.2	Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	REQUIREMENTS OF LAW

14.1	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the

Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.

15	EFFECT OF CHANGES IN CAPITALIZATION

15.1	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted pursuant to the Plan in any calendar year to any one Service Provider or other participant in the Plan, shall be adjusted proportionately and accordingly by the Company; provided that any such adjustment shall comply with Section 409A. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

15.2	Definition of Change in Control.

“Change in Control” shall mean the occurrence of any of the following:

a.

Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, and/or Kevin Plank and/or his immediate family members, directly or indirectly, become the beneficial owner, of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;

b.	A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. ‘Incumbent Directors’ shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

c.	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as prior to such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

d.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

15.3	Effect of Change in Control

The Committee shall determine the effect of a Change in Control upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Unless otherwise determined by the Committee, Awards that would become vested within the twelve months following the effective date of such Change in Control shall be immediately vested on such Change in Control. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Change in Control, including, but not limited to, accelerated vesting, termination or assumption. The Committee may also provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1 and 15.2. Notwithstanding any other provision of this Section 15.3, (i) no Change in Control shall trigger payment of an Award subject to the requirements of Section 409A unless such Change in Control qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A, and (ii) any Award that otherwise is intended to satisfy the requirements of Section 409A shall not be amended or modified (directly or indirectly, in form or operation) to the extent such amendment or modification would cause compensation deferred under the applicable Award (and applicable earnings) to be included in income under Section 409A.

15.4	Reorganization, Merger or Consolidation.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is a continuation, assumption or substitution of Options and SARs in connection with such transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is not a continuation, assumption or substitution of Options and SARs in connection with such transaction, then in the discretion and at the direction of the Committee, each Option and SAR may be canceled unilaterally in exchange for the same consideration that the Grantee otherwise would receive as a shareholder of the Company in connection with such transaction (or cash equal to such consideration) if the Grantee held the number of shares of Stock obtained by dividing (i) the excess of the Fair Market Value of the number of such shares which remain subject to the exercise of the vested portion of such Option or SAR immediately before such Change in Control over the total Option Price or SAR Exercise Price for such vested portion, as the case may be, by (ii) the Fair Market Value of a share of Stock on such date, which number shall be rounded down to the nearest whole number.

15.5	Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.6	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.	GENERAL PROVISIONS

16.1	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

16.3	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

16.4	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

16.5	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.6	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

16.9	Section 409A.

It is intended that each Award either be exempt from the requirements of Section 409A or will comply (in form and operation) with Section 409A so that compensation deferred under an applicable Award (and any applicable earnings) will not be included in income under Section 409A. Any ambiguities in this Plan will be construed to affect the intent as described in this Section 16.9. If an Award is subject to Section 409A, the Award Agreement will satisfy the written documentation requirement of Section 409A either directly or by incorporation by reference to other documents.

ANNUAL MEETING OF STOCKHOLDERS OF

UNDER ARMOUR, INC.

May 5, 2009

CLASS A COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The proxy statement and annual report to stockholders

are available at http://investor.undearmour.com/annuals.cfm

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors		2. Approval of the Amended and Restated 2005 Omnibus Long-Term Incentive Plan	☐	☐	☐
NOMINEES
☐ FOR ALL NOMINEES	• Kevin A. Plank
	• Byron K. Adams, Jr.		FOR	AGAINST	ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	• Douglas E. Coltharp • Anthony W. Deering • A.B. Krongard • William R. McDermott	3. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐
☐ FOR ALL EXCEPT (See instruction below)	• Harvey L. Sanders • Thomas J. Sippel	4. Transaction of whatever other business may properly be brought before the meeting.

If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

Please mark, sign, date and return this proxy card promptly in the enclosed envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

Please mark this box with an X if you plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UNDER ARMOUR, INC.

CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin A. Plank and John P. Stanton, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class A Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour to be held on May 5, 2009 and at any adjournment thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

UNDER ARMOUR, INC.

May 5, 2009

CLASS B COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The proxy statement and annual report to stockholders

are available at http://investor.undearmour.com/annuals.cfm

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors		2. Approval of the Amended and Restated 2005 Omnibus Long-Term Incentive Plan	☐	☐	☐
NOMINEES
☐ FOR ALL NOMINEES	• Kevin A. Plank
	• Byron K. Adams, Jr.		FOR	AGAINST	ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	• Douglas E. Coltharp • Anthony W. Deering • A.B. Krongard • William R. McDermott	3. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐
☐ FOR ALL EXCEPT (See instruction below)	• Harvey L. Sanders • Thomas J. Sippel	4. Transaction of whatever other business may properly be brought before the meeting.

If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

Please mark, sign, date and return this proxy card promptly in the enclosed envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

Please mark this box with an X if you plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UNDER ARMOUR, INC.

CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin A. Plank and John P. Stanton, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class B Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour to be held on May 5, 2009 and at any adjournment thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

(Continued and to be signed on the reverse side.)